UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant 

Check the appropriate box:
☑ Preliminary Proxy Statement
 Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 Definitive Proxy Statement
 Definitive Additional Materials
 Soliciting Material Pursuant to §240.14a-12

DYNATRONICS CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

	Fee paid previously with preliminary materials.

	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

DYNATRONICS CORPORATION
7030 Park Centre Drive
Cottonwood Heights, Utah 84121
(801) 568-7000
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD WEDNESDAY, MAY 31, 2017

April 28, 2017
Dear Shareholder:
We cordially invite you to attend a special meeting of the shareholders (the "Special Meeting") of Dynatronics Corporation, a Utah corporation (the "Company") to be held on Wednesday, May 31, 2017 at 10:00 a.m. Mountain Daylight Time, at our corporate headquarters located at 7030 Park Centre Drive, Cottonwood Heights, Utah.  We have scheduled this Special Meeting to:
1.
Approve, for purposes of complying with NASDAQ Listing Rule 5635, the issuance of our common stock (or securities convertible into or exercisable for common stock): (A) representing more than 19.99% of the issued and outstanding common stock or voting power of the Company on the date of issuance in connection with the payment of dividends in lieu of cash with respect to, or the redemption or otherwise of, shares of our Series A Preferred Stock, including approval of the exercise of accompanying warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement dated December 28, 2016 (the "Securities Purchase Agreement"), among the Company and certain accredited investors named therein, as well as (B) to insiders (officers, directors, employees and consultants) of the Company by payment of dividends with respect to or upon redemption of the Series A Preferred Stock, at prices less than market prices ("Proposal One"); and

2.
Approve, for purposes of complying with NASDAQ Listing Rule 5635, the issuance of shares of our common stock, (or securities convertible into or exercisable for common stock): (A) representing more than 19.99% of the outstanding common stock or voting power of the Company in connection with (i) the Unit Purchase Agreement dated March 21, 2017 (the "Unit Purchase Agreement"), among the Company and certain accredited investors named therein, (ii) any future issuance of the unissued shares of Common Stock, shares of Series B Preferred Stock and warrants underlying the unpurchased Units (as defined in the Unit Purchase Agreement) (a "Future Issuance"), or (iii) in connection with the acquisition of Hausmann Industries, Inc., on terms described in the Proxy Statement; and (B) in connection with the Unit Purchase Agreement or any Future Issuance to insiders at less than market prices, including the issuance of Common Stock to insiders for the payment of dividends with respect to or upon conversion or redemption of the Series B Preferred Stock ("Proposal Two").

Pursuant to Utah corporation law, only the business within the purposes described in this meeting notice may be conducted at the Special Meeting. The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.  Only shareholders of record of our Common Stock and Series A Preferred Stock at the close of business on April 13, 2017 (the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.  When you arrive at the Special Meeting, you must present photo identification, such as a driver's license. Beneficial owners also must provide evidence of stockholdings as of the Record Date, such as a recent brokerage account or bank statement.
By returning the enclosed proxy or voting via Internet or telephone, you will not affect your right to revoke doing so in writing or to cast your vote in person should you later decide to attend the Special Meeting.  We are mailing these materials to our shareholders on or about April 28, 2017.
By Order of the Board of Directors

/s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr.
Chairman, President and CEO
iii

Shareholders Should Read the Entire Proxy Statement
Carefully Prior to Returning Their Proxies
DYNATRONICS CORPORATION
PROXY STATEMENT FOR
SPECIAL MEETING OF SHAREHOLDERS
To Be Held Wednesday, May 31, 2017
INTRODUCTION
The accompanying proxy is solicited by the board of directors ("Board" or "Board of Directors") of Dynatronics Corporation, a Utah corporation, for use at a special meeting of shareholders to be held on Wednesday, May 31, 2017, at 10:00 a.m. Mountain Daylight Time, or any adjournments or postponements thereof (the "Special Meeting"), for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. Under Utah corporate law, only the matters presented in the Notice are appropriate to be conducted at the meeting.
PROXY SOLICITATION AND VOTING OF SHARES
We are soliciting proxies from our shareholders to be voted at the Special Meeting pursuant to this Proxy Statement in order to enable us to fulfill our obligation to the investors under the terms of the Securities Purchase Agreement and the Unit Purchase Agreement defined herein. If we do not obtain approval of all of the proposals at this Special Meeting, we are obligated to hold future special meetings of shareholders until required approvals have been obtained.  We are asking our shareholders to support the Company in this endeavor by providing the shareholder approvals at this Special Meeting.
Each record holder of our common stock, no par value per share ("Common Stock") is entitled to one vote for each share of Common Stock owned as of the close of business on April 13, 2017, which is the "Record Date" for the purpose of determining the shareholders entitled to receive notice of and to vote at the Special Meeting, provided, that shares of Common Stock issued to the investors pursuant to the Unit Purchase Agreement will not be counted in determining whether or not Proposal Two is approved.
Each record holder of a share of our Series A 8% Convertible Preferred Stock ("Series A Preferred Stock") as of the Record Date votes such share on an as-converted basis, one vote for each share of Common Stock issuable upon conversion of the Series A Preferred Stock owned of record on the Record Date, provided, however, that no holder of Series A Preferred Stock issued prior to December 28, 2016, may cast votes equivalent to the number of shares of Common Stock issuable upon conversion of such Series A Preferred Stock held by such holder that exceeds the quotient of (x) the aggregate purchase price paid by such holder of Series A Preferred Stock for its Series A Preferred Stock, divided by (y) the greater of (i) $2.50 and (ii) the market price of the Common Stock on the trading day immediately prior to the issuance of such shares of Series A Preferred Stock (this is defined as the "Voting Cutback").
The Series A Preferred Stock issued in December 2016 pursuant to the Securities Purchase Agreement will not be counted for purposes of determining whether Proposal One is approved.
Shares of our Series B Convertible Preferred Stock ("Series B Preferred Stock") may not be converted until shareholder approval has been obtained as described in this Proxy Statement and are therefore not eligible to vote at the Special Meeting.
In connection with the Unit Purchase Agreement, certain of our shareholders, officers and directors holding in the aggregate approximately 35% of the voting power of the Company have agreed to vote all shares of Common Stock and Series A Preferred Stock over which they have voting control "FOR" approval of Proposal Two.
We will pay the cost of preparing and disseminating this information. In addition to the solicitation of proxies by use of the mail, our directors, officers and employees may solicit proxies personally or by telephone or facsimile or otherwise. Our directors, officers and employees will not be separately compensated for such solicitation services, although we may reimburse them for their out-of-pocket expenses, if any. We may make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of our voting securities held by such persons, and we will reimburse such brokerage firms and others for their expenses incurred in connection therewith.
In order to reduce costs and in accordance with the rules of the U.S. Securities and Exchange Commission ("Commission"), we will send only one set of these materials to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. Notwithstanding the foregoing, we will deliver promptly, upon written or oral request to the Company at the telephone number and address noted below, a separate copy of this Proxy Statement to each shareholder at a shared address to which a single copy of this document is delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Special Meeting materials, to Dynatronics Corporation, Attention: Vice President of Business Development, 7030 Park Centre Drive, Cottonwood Heights, Utah 84121, telephone: (801) 727-1755. Shareholders sharing an address who currently receive multiple copies of proxy statements, but who wish to receive only a single copy of such materials, can request that only a single copy be provided by contacting us at the same number or address.

Please register your vote by following the voting instructions in this Proxy Statement or received from your broker.  You may vote "FOR," "AGAINST" or "ABSTAIN" on each of the proposals. Each of the proposals presented at the Special Meeting will be approved if a majority of the shares present in person or by proxy at the Special Meeting and actually voted on the proposal, vote "FOR" approval of the proposal.  Each proxy executed and returned by a shareholder prior to the Special Meeting will be voted according to the instructions given in the proxy. Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Special Meeting and to vote in person. Any shareholder giving a proxy may revoke it at any time prior to its use at the Special Meeting by giving written notice to us, by filing a revoking instrument or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.
If your shares are registered directly in your name with Interwest Transfer Company, our transfer agent, you are considered a shareholder of record. As a shareholder of record at the close of business on the Record Date, you should receive a full set delivery of our proxy materials, including this Proxy Statement and the form of proxy card in which case you may vote in person at the Special Meeting or you can complete and sign the enclosed proxy card, and return it to us by mail. If you submit a proxy card, we will vote your shares as you direct. If you sign and submit a proxy card without giving specific voting instructions, those shares will be voted as recommended by the Board, "FOR" each proposal.  If you mark your proxy "ABSTAIN", your vote will have no effect on the outcome of the vote because an abstention does not count as a vote cast on that matter.
If your shares are held in a stock brokerage account or by another nominee, you are considered the "beneficial owner" of those shares, and your shares are held in "street name."  Your broker is the "record holder" of those shares.  A broker non-vote occurs when banks, brokers or others who hold shares in street name for a client return a proxy but provide no instruction as to how shares should be voted on a particular matter. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and stock exchange rules prevent brokers from casting votes on "non-routine" matters.  The proposals presented at this Special Meeting are all considered to be "non-routine".  Consequently, if your shares are held by a broker and you fail to give instructions to your broker on how you want your shares voted at the Special Meeting, your shares will not be voted.  In addition, broker non-votes will not be included in the calculation of the number of shares represented at the Special Meeting for purposes of determining whether a quorum has been achieved.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: This Proxy Statement and the Notice of Meeting are available at www.proxyvote.com by using the Control # found on your proxy card.
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
Q:	Why am I receiving this Proxy Statement?
A:
You are receiving this material because you are the record holder of shares of our Common Stock or shares of our Series A Preferred Stock. Shareholders of record on the Record Date are entitled to receive notice of and to vote at the Special Meeting, which will be held at 10:00 a.m. on May 31, 2017 at our headquarters, 7030 Park Centre Drive, Cottonwood Heights, Utah.

Q:	What will be decided at the Special Meeting?
A:
At the Special Meeting, shareholders will consider and vote on the following proposals to comply with NASDAQ Listing Rule 5635 as more fully explained in the Proxy Statement:

Proposal One:
Approve the issuance of Common Stock (or securities convertible into or exercisable for Common Stock): (A) representing more than 19.99% of the outstanding Common Stock or voting power of the Company in connection with the possible payment of dividends, or redemption with respect to shares of our Series A Preferred Stock, including approval of the exercise of certain Series A Warrants issued pursuant to the Securities Purchase Agreement; and (B) to insiders (officers, directors, employees or consultants of the Company) at less than market prices in connection with the payment of dividends or with respect to redemption of the Series A Preferred Stock; and
Proposal Two:
Approve the issuance of Common Stock (or securities convertible into or exercisable for Common Stock): (A) representing more than 19.99% of the outstanding Common Stock or voting power of the Company in connection with the Unit Purchase Agreement, in connection with any future issuance of the unissued shares of Common Stock, shares of Series B Preferred Stock and warrants underlying the unpurchased Units (a "Future Issuance"), or in connection with the acquisition of Hausmann Industries, Inc. ("HII"), on terms described in this Proxy Statement; and (B) in connection with the Unit Purchase Agreement or any Future Issuance to insiders at less than market prices, including the issuance of Common Stock to insiders for the payment of dividends or upon conversion or redemption of the Series B Preferred Stock.

Q:	Why is shareholder approval required?
A:
Our Common Stock is listed on The NASDAQ Capital Market and therefore we are subject to the NASDAQ Listing Rules governing listing requirements (Section 5500 of the NASDAQ Listing Rules for securities listed on the Capital Market) and corporate governance (Section 5600 of the NASDAQ Listing Rules) of companies with securities listed on NASDAQ.  The transactions described in the Securities Purchase Agreement, the Unit Purchase Agreement and the Asset Purchase Agreement involve the issuance or potential issuance of voting securities of the Company in transactions and/or amounts that trigger certain requirements for shareholder approval under these Listing Rules as described below.

• The NASDAQ Acquisition Rule. NASDAQ Listing Rule 5635(a) requires shareholder approval prior to the issuance of securities in connection with an acquisition of the stock or assets of another company where the total number of shares of common stock to be issued is or will be equal to or in excess of 20% of the total number of shares of common stock outstanding before the issuance of the stock or securities.

• The NASDAQ Insider Equity Compensation Rule.  NASDAQ Listing Rule 5635(c) requires shareholder approval when common stock may be issued to "insiders" (officers, directors, employees or consultants) of the issuer in transactions at prices less than market value.  According to NASDAQ's interpretation of this rule, such issuances are deemed to be "equity compensation" paid to insiders and they are therefore subject to shareholder approval.  Furthermore, the interpretation of the rule by NASDAQ also includes the issuance of common stock at less than market prices in payment of dividends or for redemption of other securities or payment of debt.

• The NASDAQ 20% Rule.  NASDAQ Listing Rule 5635(d) (the "NASDAQ 20% Rule") requires that an issuer obtain shareholder approval prior to the issuance of common stock in connection with certain non-public offerings involving the sale, issuance or potential issuance of common stock (and/or securities convertible into or exercisable for common stock) equal to 20% or more of common stock outstanding before the issuance. Shares of common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings are considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value.

Q:	What do I need to do now?
A:	You should carefully read and consider the information contained in this Proxy Statement. You should then vote as soon as possible in accordance with the instructions provided in this Proxy Statement.

Q:	What is the quorum requirement for the Special Meeting?
A:
The holders of a majority of the shares entitled to vote at the Special Meeting must be present in person or by proxy at the Special Meeting for the transaction of business. This is called a quorum. If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained.

Q:	How are proxies voted?
A:
All shares represented by valid proxies received prior to the Special Meeting will be voted, subject to applicable voting limitations described in this Proxy Statement and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder's instructions. If no instruction is given by the shareholder in a returned proxy card, our directors intend to vote the shares "FOR" each of the proposals to be voted upon at the Special Meeting.

Q:	How do I vote?
A:	You can vote your shares using one of the following methods:

● Please refer to your proxy card for voting instructions on how to vote by Internet, telephone or mail (if you hold your shares in "street name," which means your shares are held of record by a broker, bank, or nominee, you must follow the instructions received from your broker or nominee (the record holder of your shares) to vote your shares); or

● You may attend and vote your shares in person at the Special Meeting.

Unless you are planning to vote in person at the meeting, your vote must be received by 11:59 p.m. Mountain Daylight Time, on Tuesday, May 30, 2017.

Even if you submit your vote by one of the other methods mentioned above, you may still vote at the meeting if you are the record holder of your shares or hold a legal proxy from the record holder. Your vote at the meeting will constitute a revocation of any earlier delivered proxy or voting instructions.

Q:	What happens if I do not vote?
A:
If you are a record holder and you do not submit your vote by the methods provided on the proxy card or vote at the Special Meeting in person, your shares will not be counted as present for the purpose of determining the presence of a quorum, and your shares will not be voted at the meeting.

Q:	What are "broker non-votes"?
A:	If a broker or other financial institution holds your shares in its name and you do not provide voting instructions to it, the broker may vote your shares only on routine matters. When a firm votes a client's shares on some but not all of the proposals, the missing votes are referred to as "broker non-votes."

Q:	How are abstentions and broker non-votes treated?
A:
Abstentions are counted as present or represented for purposes of determining the presence or absence of a quorum, but will not be counted for or against any of the proposals. Broker non-votes are not considered to be present with respect to any matter, as the matters presented at this Special Meeting are "non-routine" as explained below.  In calculating whether a quorum is present (as well as the outcome of the vote on the proposals), the inspector of election will take into account any abstentions and broker non-votes.  If there is no quorum present on account of broker non-votes, we will not be able to hold the Special Meeting and we will adjourn until a quorum is present.  In order to minimize the number of broker non-votes and to assure that we have a quorum and can conduct the business of the Special Meeting, we encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice and on the proxy card.

Q:	Which ballot measures at the Special Meeting are considered "routine" or "non-routine"?
A:
All of the proposals to be voted upon at the Special Meeting are considered "non-routine" matters under applicable rules. Therefore a broker or other nominee cannot vote your shares unless you give them instructions on how to vote.

Q:	What vote is required on the proposals?
A:
Each of the proposals requires the affirmative vote of a majority of the votes cast by the shareholders at the Special Meeting.  Certain directors and officers and shareholders of the Company and their affiliates owning approximately 35% of the total shares entitled to vote at the Special Meeting, have entered into voting agreements to vote all shares they control "FOR" approval of Proposal Two.

Q:	Can I change my vote after I have mailed my signed proxy or direction form?
A:
Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at the Special Meeting by:
• delivering to us a signed notice of revocation;
• granting a new, later-dated proxy, which must be signed and delivered to us; or
• attending the Special Meeting and voting your shares in person; however, your attendance alone will not revoke your proxy.

If your shares are held in street name and you have instructed your broker or nominee to vote your shares, you must follow your broker or nominee's directions in order to change your vote or revoke your proxy prior to the meeting.

Q:	What should I do if I receive more than one set of voting materials?
A:
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards for a variety of reasons. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	Who will serve as the inspector of election?
A:	A representative from the Company or a third party appointed by the Company will serve as the inspector of election.

Q:	What will happen if the proposals are not approved by the shareholders?
A:
If Proposal One is not approved by the shareholders, then the issuance of Common Stock in lieu of cash for payment of dividends or for the redemption of the Series A Preferred Stock would be subject to the limitations established by the Certificate of Designations, Preferences and Rights of the Series A 8% Convertible Preferred Stock ("Series A Certificate of Designation") and, in the case of payments of dividends or payments for redemption to insiders at prices below market price, such payments would be required to be made in cash rather than Common Stock, and subject to penalties and interest. Further, under the terms of the Series A Warrants, such warrants would not be exercisable.
If Proposal Two is not approved, we must hold another special meeting of shareholders within two months for the purpose of seeking again shareholder approval of Proposal Two.  Until such time as shareholder approval has been obtained as described by Proposal Two, we will not issue any shares of Common Stock to any investor in the Unit Purchase Agreement that is a Company insider or that has agreed to defer issuance of such shares until shareholder approval has been obtained, or to any other investors in the Unit Purchase Agreement in an amount that would exceed 19.99% of the shares of Common Stock of the Company issued and outstanding before the offering.  In addition, the issuance of Common Stock under the Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock ("Series B Certificate of Designation") with respect to conversion, payment of dividends or redemption of the Series B Preferred Stock, as well as ownership and voting rights of the investors would be subject to the limitations and other restrictions stated in the Series B Certificate of Designation. Further, the Series B Warrants would not be exercisable, and until such time as shareholder approval has been obtained as described by Proposal Two, we will not issue any of the unissued shares of Common Stock, shares of Series B Preferred Stock or warrants underlying the unpurchased Units.

Q:	Where can I find the voting results of the Special Meeting?
A:
We will announce preliminary voting results at the Special Meeting. We will report final results in a Current Report on Form 8-K, which we are required to file with the Commission within four business days following the Special Meeting.

Q:	What if I have questions?
A:	If you have any questions about the meeting, require directions to the meeting, or need additional copies of this Proxy Statement or the enclosed proxy card, you should contact:

Dynatronics Corporation 7030 Park Centre Drive Cottonwood Heights, Utah 84121 Attn: Jim Ogilvie, Vice President of Business Development
INFORMATION ABOUT THE SERIES A PREFERRED STOCK, THE SERIES A WARRANTS,
AND THE SECURITIES PURCHASE AGREEMENT
On December 28, 2016, we entered into the Securities Purchase Agreement with certain accredited investors (the "Series A Investors"), pursuant to which we issued and sold to the Series A Investors: (1) an aggregate of 390,000 shares of Series A Preferred Stock; (2) "A-Warrants", exercisable by cash exercise only, to purchase a total of 292,500 shares of Common Stock; and (3) "B-Warrants", exercisable by "cashless exercise," to purchase a total of 292,500 shares of Common Stock (collectively with the A-Warrants, the "Series A Warrants").  The shares of Series A Preferred Stock, with the Series A Warrants attached, were sold to the Series A Investors at a price of $2.50 per share, for gross proceeds to the Company of $975,000.  The closing price of the Company's Common Stock on The NASDAQ Capital Market on December 28, 2016, was $2.30 per share.
The proceeds from the sale of securities under the Securities Purchase Agreement are being used for general operations and working capital. No agents or brokers were used in connection with the financing.  The lead investors in the offering were affiliates of Prettybrook Partners LLC (collectively, "Prettybrook"), who had also been the lead investors in the private placement of Series A Preferred Stock and related warrants offered and sold by the Company in June 2015.  Upon completion of the offering in December 2016, all authorized shares of Series A Preferred Stock have been issued and are outstanding.  Prettybrook is the beneficial owner of approximately 1,068,800 shares or 53.44% of the outstanding Series A Preferred Stock.  Affiliates of Prettybrook also invested in the Unit Purchase Agreement.  See the Security Ownership of Certain Beneficial Owners and Management on page 9 of this Proxy Statement for a summary of the beneficial ownership of the Company's Common Stock and Common Stock equivalents, including the Series A Preferred Stock, Series B Preferred Stock, and the potential dilution to existing shareholders resulting from the issuance of Common Stock upon conversion of the preferred stock and the exercise of the warrants described in this Proxy Statement.
Description of the Series A Preferred Stock
The following is a summary of the terms of the Series A Preferred Stock contained in the Series A Certificate of Designation filed with the Utah Division of Corporations and Commercial Code (the "Utah Division") in June 2015.  This summary is not complete and is qualified in its entirety by the full text of the Series A Certificate of Designation, which is incorporated herein by reference.
Voting. The Series A Preferred Stock votes on an as-converted basis, one vote for each share of Common Stock issuable upon conversion of the Series A Preferred Stock. Because the purchase price per share of Series A Preferred Stock issued in December 2016 pursuant to the Securities Purchase Agreement was greater than the market price of the Common Stock on the date of issuance, there is no Voting Cutback applicable to the shares of Series A Preferred Stock issued in that offering.  The Series A Investors may not vote the shares of Series A Preferred Stock held by them that were acquired in the Securities Purchase Agreement on Proposal One, but they may vote these shares at the Special Meeting on Proposal Two.

Certain Changes and Amendments.  Without the consent of holders of at least a majority of the then outstanding shares of Series A Preferred Stock, we may not: (i) amend or repeal the Series A Certificate of Designation or our Articles of Incorporation or Bylaws in any manner that adversely affects the rights, preferences, privileges or the restrictions provided for the benefit of the Series A Preferred Stock; (ii) reclassify or amend any of our securities in a manner that adversely affects the designations, preferences, powers and/or the relative participating, optional or other special rights, or the restrictions provided for the benefit of the Series A Preferred Stock; (iii) authorize, issue or sell any (A) class or series of capital stock (including shares of treasury stock) that would be classified as senior to or pari passu with the Series A Preferred Stock or (B) rights, options, warrants or other securities (including debt securities) convertible into or exercisable or exchangeable for capital stock or any equity security or having any other equity feature, in each case, that would be classified as either senior to or pari passu with the Series A Preferred Stock; (iv) purchase or redeem or pay or declare any dividend on any shares of our capital stock, other than redemptions of or dividends on the Series A Preferred Stock; (v) increase the number of authorized shares of Series A Preferred Stock; or (vi) enter into any agreement to do any of the foregoing that is not expressly made conditional on obtaining the consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock.
The holders of a majority of the Series A Preferred Stock issued in June 2015 consented to the offer and sale of the securities sold pursuant to the Securities Purchase Agreement.
Dividends. Prior to conversion, each share of Series A Preferred Stock carries an annual cumulative dividend at a rate of 8.0% of $2.50, plus all accrued but unpaid dividends thereon ("Series A Dividends"). Series A Dividends may be paid at the discretion of the Company in cash or in shares of Common Stock, subject to shareholder approval sought by Proposal One. If the Board of Directors declares a dividend payable upon the Common Stock, whether in cash, in kind or in other securities or property, the holders of the outstanding shares of Series A Preferred Stock are entitled to the amount of dividends that would be payable in respect of the number of shares of Common Stock into which the shares of Series A Preferred Stock could be converted, which may result in shares of Common Stock being issued at less than market prices.  In addition therefore, we are seeking approval of the shareholders for issuance of Common Stock in lieu of cash in payment of Series A Dividends to insiders (officers, directors, employees and consultants of the Company) when such shares of Common Stock may be issued at prices that are below the market price at the date of issuance.
Liquidation. The Series A Preferred Stock ranks senior to the Common Stock and the Series B Preferred Stock with respect to distributions upon our deemed dissolution, liquidation or winding-up, and has a per share liquidation preference equal to $2.50 plus all accrued but unpaid dividends thereon.
Conversion. Each share of Series A Preferred Stock is convertible into Common Stock at a price of $2.50 per share.
A holder may elect to have its shares of Series A Preferred Stock subject to a provision prohibiting the conversion of such shares to the extent that, after giving effect to such conversion, the holder (together with the holder's affiliates, and any other persons acting as a group together with the holder or any of the holder's affiliates), would beneficially own in excess of 4.99% of the outstanding Common Stock. This restriction does not apply to a shareholder unless the shareholder elects to be bound by the 4.99% limitation.
Forced Conversion.  The Company has the right to force the conversion of one-half of the outstanding Series A Preferred Stock into Common Stock on a 1:1 basis if all of the following conditions have been met: (1) the Common Stock has a bid price of at least $7.50 per share on each of the 40 trading days prior to the date in question; (2) the daily trading volume for the prior 90 trading days exceeds 30,000 shares; and (3) the Company is listed in good compliance on the NASDAQ (or another national exchange) at the time of conversion, and certain other conditions have been met. We would then have the right to convert the remaining outstanding Series A Preferred Stock into Common Stock on a 1:1 basis if all of the following conditions have been met: (1) the Common Stock has a bid price of at least $10.00 per share on each of the 40 trading days prior to the date in question; (2) the daily trading volume for the prior 90 trading days exceeds 50,000 shares; and (3) the Company is listed in good compliance on the NASDAQ (or another national exchange) at the time of conversion and certain other conditions have been met.
Redemption.  Upon certain "Triggering Events" as defined in Section 9 of the Series A Certificate of Designation, which generally refer to our failure to meet our obligations to the holders of the Series A Preferred Stock under the Registration Rights Agreement as described below or to comply with material provisions of the Series A Certificate of Designation, including without limitation, the conversion, dividend and liquidation rights of the Series A Preferred Stock, a holder of Series A Preferred Stock, at the holder's sole option, may require us to redeem all of such holder's shares of Series A Preferred Stock.  Under certain of the Triggering Events, the holder may require, again at the holder's sole option that the redemption price be paid in cash or in shares of Common Stock.  If the holder elects to receive the redemption price paid in shares of Common Stock, then the redemption price is to be a number of shares of Common Stock equal to the applicable redemption amount divided by 75% of the average of the volume weighted average price of the Common Stock for the 10 trading days immediately prior to the date of the holder's election; provided, however, that, prior to shareholder approval, the Company shall not, under any circumstances, issue a number of shares of Common Stock in a redemption equal to more than 19.99% of the number of shares of Common Stock outstanding immediately prior to the date of issuance (subject to a proportionate adjustment in the event of a stock split, stock dividend, combination or other proportionate recapitalization).  In the alternative, the holder may elect to require that the Company increase the dividend rate on all of the outstanding Series A Preferred Stock held by such holder to 18% per annum thereafter.  If a holder elects redemption and we fail to pay in full the redemption price on the date such amount is due (whether in cash or shares of Common Stock as elected by the shareholder), we will be required to pay interest on the redemption amount at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily from such date until the redemption amount, plus all such interest thereon, is paid in full.

Director Rights and Registration Rights.  Under the terms of the Securities Purchase Agreement, the Series A Investors also became beneficiaries of and participate in certain rights granted to investors in the June 2015 private placement of the Series A Preferred Stock, the so-called "Director Rights" described below and registration rights under that certain Registration Rights Agreement dated June 30, 2015.  Under these provisions, the size of our Board of Directors was increased to up to seven members and the holders of the Series A Preferred Stock (the "Preferred Investors") were granted the right to appoint up to three members (each a "Preferred Director") of our Board ("Director Rights") for so long as they own or would beneficially own at least 28.6% of the Common Stock of the Company (either directly, or indirectly, through ownership of Common Stock or Series A Preferred Stock convertible into Common Stock, but excluding any Series A Warrants exercisable for Common Stock) (the "Threshold Ownership Percentage").  In compliance with NASDAQ Listing Rule 5640, the number of Preferred Directors shall be reduced pro ratably with any reduction in ownership by the Preferred Investors below the Threshold Ownership Percentage, so that the number of Preferred Directors is approximately equal to the Preferred Investors' direct or indirect ownership of the Common Stock of the Company.  The Director Rights may be exercised at the discretion of certain affiliates of Prettybrook for so long as Prettybrook owns at least fifty percent (50%) of the outstanding Series A Preferred Stock.
Notwithstanding anything set forth above, the holders of the Series A Preferred Stock (including the Series A Investors) shall not have any rights to elect any Preferred Directors unless they own or would beneficially own at least 10% of the Common Stock of the Company either directly, or indirectly, through ownership of Common Stock or Series A Preferred Stock convertible into Common Stock, but excluding any Series A Warrants exercisable for Common Stock (the "Director Rights Period").
Common Stock of the Company has no voting, nomination, election or other rights with respect to the Preferred Directors.
In accordance with the terms set forth above, the Preferred Investors who purchased shares of Series A Preferred Stock in June 2015, appointed to our Board of Directors, Erin S. Enright, David B. Holtz and Brian M. Larkin as Preferred Directors. The business experience and other qualifications of the Preferred Directors are set forth in our proxy statement for our annual meeting of shareholders held December 16, 2016, filed with the Commission on October 28, 2016. In addition to the Director Rights, the holders of the Series A Preferred Stock have the right to appoint one observer (who is not a Preferred Director) who may be present at any meetings of the Board of Directors and participate in discussions among the Board members, but will not have any voting rights on any matters. So long as Prettybrook owns at least fifty percent (50%) of the outstanding Series A Preferred Stock, Prettybrook has the right to choose such observer.  Prettybrook has appointed Stuart M. Essig as the observer to the Board.  Mr. Essig is also a shareholder of the Company and is the husband of Ms. Enright, one of the Preferred Directors.  Mr. Essig and Ms. Enright are managers of Prettybrook Partners LLC.
Under the Securities Purchase Agreement, we also granted the Series A Investors certain registration rights on the same terms and conditions as those contained in that certain Registration Rights Agreement entered into on June 30, 2015, obligating us to register all shares of Common Stock issuable upon conversion or in payment of Series A Dividends with respect to the shares of Series A Preferred Stock and exercise of the Series A Warrants issued in the Securities Purchase Agreement, within 30 days of the closing.  We filed a registration statement on January 27, 2017 to fulfill these obligations and the registration statement became effective on February 10, 2017.
Description of the Series A Warrants
Each A-Warrant entitles the holder thereof to purchase one share of Common Stock for cash at an exercise price of $2.75 per share, subject to customary anti-dilution adjustments. Each B-Warrant entitles the holder thereof to purchase one share of Common Stock, exercisable by means of a "cashless exercise," and the B-Warrants may not be exercised by a holder until the holder has exercised its A-Warrants. The Series A Warrants become exercisable upon receipt of shareholder approval of Proposal One, for a period of 72 months.

A Series A Investor may elect to have the Series A Warrants it holds subject to a provision prohibiting their exercise to the extent that, after giving effect to such exercise, the Series A Investor (together with its affiliates, and any other persons acting as a group together with the Series A Investor or any of its affiliates), would beneficially own in excess of 4.99% of the outstanding Common Stock. Such restriction does not apply to a Series A Investor unless that Series A Investor elects to be bound by the 4.99% limitation.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth information, as of April 13, 2017 (the "Table Date"), except as indicated in the footnotes below, for the following: (1) each person whom we know beneficially owns more than 5% of our Common Stock; (2) each of our directors and director nominees; (3) our Chief Executive Officer (our principal executive officer) and our next two most highly paid executive officers as of the end of our most recently completed fiscal year (our "Named Executive Officers"); and (4) all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the Commission.  Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.  In computing the number of shares beneficially owned by each person or group as of the Table Date, we included shares of Common Stock that such person or group had the right to acquire on or within 60 days after the Table Date, including, but not limited to, shares issuable upon the exercise of options or warrants, the vesting of restricted share awards that would vest or could settle on or within 60 days after the Table Date and shares issuable upon conversion of outstanding Series A Preferred Stock.  We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.  The Tables also exclude certain shares acquired or to be issued pursuant to the Unit Purchase Agreement, which are not issuable until shareholder approval has been obtained as described in this Proxy Statement.  Beneficial ownership representing less than one percent is denoted with an asterisk (*).
The percentage set forth in the column entitled "Percent of Voting" of the table below represents voting power with respect to all shares of Common Stock and Series A Preferred Stock on an as-converted basis voting together as a single class, applying certain voting limitations as required by Section 4(a) of the Series A Certificate of Designation.
Security Ownership of Holders of More than 5% of Outstanding Securities
Name of Beneficial Owner	Number of Shares		Percent of Class	Percent of Voting
Stuart M. Essig/ Stuart M. Essig
2007 Family Trust	2,529,640	(1)	41.7%	19.0%
174 Nassau Street #320
Princeton, NJ 08542

Provco Ventures I LP	1,140,996	(2)	24.0%	8.5%
795 E. Lancaster Ave. Suite 200
Villanova, PA 19085

Brian Baker	227,403	(3)	5.8%	1.7%
25251 Nueva Vista
Laguna Niguel, CA 92677

John Henneman and Keryl Rowden	227,403	(4)	5.8%	1.7%
C/o NewLink Genetics
2700 Via Fortuna Drive
Terrace II Suite 100
Austin, TX 78746

Armistice Capital, LLC
C/o Steven Boyd	500,000	(5)	13.6%	9.4%
510 Madison Ave, 22nd Floor
New York, NY 10022

(1)
Mr. Essig is an observer to our Board of Directors.  The amount indicated includes 2,200,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock and the exercise of related warrants acquired by Mr. Essig on June 30, 2015, plus 125,384 shares of Common Stock issued to date as dividend shares.  Amount also includes 188,800 shares of Common Stock issuable upon conversion of the Series A Preferred Stock held by the Stuart M. Essig 2007 Family Trust (the "Trust"), purchased on December 28, 2016.  Erin S. Enright is Trustee of the Trust and is the wife of Mr. Essig.  Ms. Enright is a Preferred Director and member of our Board of Directors. Amount indicated also includes 15,456 shares of Common Stock held of record by Ms. Enright.  Amount indicated excludes 300,000 shares of Common Stock issuable upon conversion of Series B Preferred Stock, inasmuch as such preferred stock is not convertible until shareholder approval is obtained. Amount indicated also excludes 283,200 shares of Common Stock issuable upon exercise of warrants acquired by the Trust on December 28, 2016, and 450,000 shares of Common Stock issuable upon the exercise of Series B Warrants, inasmuch as such warrants are not exercisable until shareholder approval is obtained. Mr. Essig has sole voting and dispositive power over all shares of stock held by Mr. Essig; neither Ms. Enright nor the Essig Trust has shared voting or dispositive power over these shares.  Ms. Enright has sole voting and dispositive power over all shares of stock held by Ms. Enright; neither Mr. Essig nor the Essig Trust has shared voting of dispositive power over these shares.  Ms. Enright and the Essig Trust have shared voting and dispositive power over all shares of stock held by the Essig Trust; Mr. Essig has no shares voting or dispositive power over these shares.

(2)
The General Partner of Provco Ventures I, LP is Provco, LLC.  The sole member of Provco, LLC is Richard E. Caruso, Ph.D. The amount indicated includes 1,000,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock and the exercise of related warrants acquired by Provco on June 30, 2015, plus 56,996 shares of Common Stock issued to date as dividend shares. Amount also includes 84,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock purchased on December 28, 2016.  Amount indicated excludes 200,000 shares of Common Stock issuable upon conversion of Series B Preferred Stock, inasmuch as such preferred stock is not convertible until shareholder approval is obtained. Amount also excludes 126,000 shares issuable upon exercise of the warrants acquired by Provco on December 28, 2016 and 300,000 shares of Common Stock issuable upon the exercise of Series B Warrants, inasmuch as such warrants are not exercisable until shareholder approval is obtained.

(3)
The amount indicated includes 200,000 shares issuable upon conversion of certain Series A Preferred Stock and the exercise of related warrants acquired by Mr. Baker on June 30, 2015, plus 11,403 shares of Common Stock issued to date as dividend shares, plus 16,000 shares issuable upon conversion of the Series A Preferred Stock purchased on December 28, 2016, but does not include the 24,000 warrants acquired by Mr. Baker on December 28, 2016, inasmuch as such warrants are not exercisable until shareholder approval is obtained.

(4)
Percentage voting power represents voting power with respect to all shares of Common Stock and Series A Preferred on an as-converted basis voting together as a single class. The amount indicated includes 200,000 shares of Common Stock issuable upon conversion of certain Series A Preferred Stock and the exercise of related warrants acquired by John Henneman and Keryl Rowden on June 30, 2015, plus 11,403 shares of Common Stock issued to date as dividend shares, plus 16,000 shares issuable upon conversion of the Series A Preferred Stock purchased on December 28, 2016, but does not include 24,000 shares of Common Stock issuable upon exercise of warrants acquired on December 28, 2016, inasmuch as such warrants are not exercisable until shareholder approval is obtained.

(5)
Amount indicated excludes 500,000 shares of Common Stock issuable upon conversion of Series B Preferred Stock, inasmuch as such preferred stock is not convertible until shareholder approval is obtained. Amount also excludes 750,000 shares of Common Stock issuable upon the exercise of Series B Warrants, inasmuch as such warrants are not exercisable until shareholder approval is obtained.

Security Ownership of Management and Directors
Name of Beneficial Owner	Number of Shares		Percent of Class

Directors
Kelvyn H. Cullimore, Jr. (CEO/Director)	207,258	(1)	5.6%
Erin S. Enright (Director)	2,529,640	(2)	41.7%
David B. Holtz (Director)	14,684	(3)	*
Scott A. Klosterman (Director)	14,684		*
Brian M. Larkin (Director)	125,297	(4)	3.3%
R. Scott Ward (Director)	14,991		*

Named Executive Officers
T. Jeff Gephart	9,350	(5)	*
James N. Ogilvie	25,864	(6)	*
Douglas G. Sampson	11,600	(7)	*
David A. Wirthlin	4,000	(8)	*
All executive officers and directors as a group	2,957,368		47.58%
(10 persons)

(1)
Includes 115,258 shares owned directly, 72,000 shares of restricted Common Stock that vest upon retirement, change of control or death, 10,000 shares owned by Mr. Cullimore's wife, and options for the purchase of 10,000 shares.

(2)
Erin S. Enright is Trustee of the Stuart M. Essig 2007 Family Trust (the "Trust") and is the wife of Mr. Essig.  Ms. Enright is a Preferred Director and member of our Board of Directors. The amount indicated includes 2,200,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock and the exercise of related warrants acquired by Mr. Essig on June 30, 2015, plus 125,384 shares of Common Stock issued to date as dividend shares.  Amount also includes 188,800 shares of Common Stock issuable upon conversion of the Series A Preferred Stock held by the Trust, purchased on December 28, 2016. Amount indicated also includes 15,456 shares of Common Stock held of record by Ms. Enright.  Amount indicated excludes 300,000 shares of Common Stock issuable upon conversion of Series B Preferred Stock, inasmuch as such preferred stock is not convertible until shareholder approval is obtained. Amount indicated also excludes 283,200 shares of Common Stock issuable upon exercise of warrants acquired by the Trust on December 28, 2016, and 450,000 shares of Common Stock issuable upon the exercise of Series B Warrants, inasmuch as such warrants are not exercisable until shareholder approval is obtained.

(3)
Mr. Holtz is a Preferred Director and a member of our Board of Directors. Mr. Holtz is an executive officer of Provco, LLC, the general partner of Provco Ventures I LP. Amount includes 14,684 shares of Common Stock owned directly by Mr. Holtz.

(4)
Mr. Larkin is a Preferred Director and a member of our Board of Directors.  The amount indicated includes 100,000 shares issuable upon conversion of shares of Series A Preferred Stock and the exercise of related warrants acquired by Mr. Larkin on June 30, 2015, plus 5,704 shares of Common Stock issued to date as dividend shares, plus an additional 11,593 shares of Common Stock held of record, plus 8,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased on December 28, 2016. Amount indicated excludes 20,000 shares of Common Stock issuable upon conversion of Series B Preferred Stock, inasmuch as such preferred stock is not convertible until shareholder approval is obtained.  Amount indicated also excludes 12,000 shares of Common Stock issuable upon exercise of the warrants acquired by Mr. Larkin on December 28, 2016 and 30,000 shares of Common Stock issuable upon the exercise of Series B Warrants, inasmuch as such warrants are not exercisable until shareholder approval is obtained.

(5)
Mr. Gephart is our Senior Vice President of Sales.  The amount indicated includes 5,600 shares of Common Stock issuable upon conversion of Series A Preferred Stock purchased on December 28, 2016, plus options for the purchase of 3,750 shares of Common Stock, but does not include the 8,400 shares underlying the warrants acquired by Mr. Gephart on December 28, 2016, inasmuch as such warrants are not exercisable until shareholder approval is obtained.

(6)
Mr. Ogilvie is our VP of Business Development.  The amount indicated includes 16,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased on December 28, 2016, plus an additional 9,884 shares of Common Stock held of record. Amount indicated excludes 2,000 shares of Common Stock issuable upon conversion of Series B Preferred Stock, inasmuch as such preferred stock is not convertible until shareholder approval is obtained.   Amount indicated also excludes 24,000 shares underlying the warrants acquired by Mr. Ogilvie on December 28, 2016 and 3,000 shares of Common Stock issuable upon the exercise of Series B Warrants, inasmuch as such warrants are not exercisable until shareholder approval is obtained.

(7)
Mr. Sampson is our Vice President of Production and Research and Development.  The amount indicated includes 5,600 shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased on December 28, plus options to purchase 6,000 shares of Common Stock, but does not include the 8,400 shares underlying the warrants acquired by Mr. Sampson on December 28, 2016, inasmuch as such warrants are not exercisable until shareholder approval is obtained.

(8)
Mr. Wirthlin is our Chief Financial Officer.  The amount indicated includes 4,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased on December 28, 2016, but does not include the 6,000 shares underlying the warrants acquired by Mr. Wirthlin on December 28, 2016, inasmuch as such warrants are not exercisable until shareholder approval is obtained.

PROPOSAL ONE - SECURITIES PURCHASE AGREEMENT APPROVALS
APPROVAL UNDER NASDAQ LISTING RULE 5635 OF THE ISSUANCE OF COMMON STOCK (OR SECURITIES CONVERTIBLE INTO OR EXERCISABLE FOR COMMON STOCK): (A) REPRESENTING MORE THAN 19.99% OF THE OUTSTANDING COMMON STOCK OR VOTING POWER OF THE COMPANY IN CONNECTION WITH THE SECURITIES PURCHASE AGREEMENT, INCLUDING THE EXERCISE OF THE SERIES A WARRANTS; AND (B) TO INSIDERS AT LESS THAN MARKET PRICES IN CONNECTION WITH THE PAYMENT OF DIVIDENDS OR WITH RESPECT TO REDEMPTION OF THE SERIES A PREFERRED STOCK
We are seeking your approval with respect to the issuance pursuant to the Securities Purchase Agreement of Common Stock or securities convertible into or exercisable for Common Stock (A) representing in the aggregate, more than 19.99% of the outstanding shares of Common Stock or voting power of the Company on the issuance date, including the issuance of shares of Common Stock upon the exercise of the Series A Warrants issued pursuant to the Securities Purchase Agreement (including shares of Common Stock issuable pursuant to the anti-dilution provisions of the Series A Warrants and the Series A Certificate of Designation due to certain adjustments to the exercise price of the Series A Warrants and the conversion price of the Series A Preferred, as the case may be); and (B) the issuance of shares of Common Stock to insiders (i.e., officers, directors, employees or consultants) of the Company at prices less than market price, in lieu of cash in payments of Series A Dividends or with respect to payment of the redemption price of any shares of Series A Preferred Stock.
Potential Adverse Effects of the Proposal
The failure to approve Proposal One will mean that we will be limited in our ability with respect to these shares of Series A Preferred Stock to use Common Stock in connection with the payment of Series A Dividends in lieu of cash or in redemption of the Series A Preferred Stock. In addition, the Series A Warrants issued pursuant to the Securities Purchase Agreement will not be exercisable until approval has been obtained or the Company adopts alternative means to amend such warrants. Accordingly, if Proposal One is not approved, we will continue to be required to pay Series A Dividends as to such shares of Series A Preferred Stock in cash and we will be required to continue to comply with negative covenants granted to those Series A Investors that limit our ability to issue securities, incur debt, pay dividends and amend our charter documents, among other things, which could materially adversely impact our operations.
If Proposal One is approved, existing shareholders will suffer additional dilution in voting rights and in ownership interests upon the issuance of Common Stock as Series A Dividends in lieu of cash with respect to the Series A Preferred Stock and the exercise of the Series A Warrants. The sale into the public market of these shares of Common Stock also could materially and adversely affect the market price of our Common Stock.
Shares of Series A Preferred Stock issued pursuant to the Securities Purchase Agreement are not entitled to be voted on Proposal One.

Reasons for Shareholder Approval
The NASDAQ 20% Rule.  The NASDAQ 20% Rule requires that an issuer obtain shareholder approval prior to the issuance of common stock if such issuance is for less than the greater of book or market value of the common stock and would equal 20% or more of the common stock or voting power of the issuer outstanding before the issuance. We seek your approval of Proposal One in order to satisfy the requirements of the NASDAQ 20% Rule with respect to the payment of Series A Dividends with Common Stock in lieu of cash, or with respect to the redemption of the Series A Preferred Stock using shares of Common Stock, as well as the issuance of Common Stock upon exercise of the Series A Warrants.
The Insider Equity Compensation Rule.  The Company understands that with respect to requiring shareholder approval in connection with the grant or award of equity compensation to insiders of the Company, NASDAQ Listing Rule 5635(c), has been interpreted and applied expansively by NASDAQ to include even the payment of dividends to insiders (not solely for services rendered).  Section 3(a) of the Series A Certificate of Designation, relating to the payment of Series A Dividends in the discretion of the Company with shares of Common Stock valued at less than market value (in lieu of cash), provides that no such dividends may be paid without first obtaining any required "Shareholder Approval" as defined in the Series A Certificate of Designation.  We are therefore seeking your approval at the Special Meeting to pay Series A Dividends using Common Stock.  Such approval would include, when applicable, payment of such Series A Dividends to insiders of the Company when the Common Stock issued in payment of the Series A Dividends is issued at less than market value.  In addition, prior to the Company receiving shareholder approval in connection with Proposal One pursuant to NASDAQ Listing Rule 5635(c), insiders of the Company shall not be entitled to receive shares of Common Stock at less than market price, in payment of the "Triggering Redemption Amount" as defined in and in connection with any redemptions that might be made in the future by the Company pursuant to Section 9(b)(B) of the Series A Certificate of Designation.
Required Vote
Proposal One will be approved if a majority of the total votes cast on the proposal in person or by proxy are voted "FOR" such approval.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" APPROVAL OF PROPOSAL ONE.
PROPOSAL TWO - UNIT PURCHASE AGREEMENT APPROVALS
APPROVAL UNDER NASDAQ LISTING RULE 5635 OF THE ISSUANCE OF COMMON STOCK (OR SECURITIES CONVERTIBLE INTO OR EXERCISABLE FOR COMMON STOCK): (A) REPRESENTING MORE THAN 19.99% OF THE OUTSTANDING COMMON STOCK OR VOTING POWER OF THE COMPANY, IN CONNECTION WITH (I) THE UNIT PURCHASE AGREEMENT, (II) ANY FUTURE ISSUANCE OF THE UNISSUED COMMON STOCK, SERIES B PREFERRED STOCK OR WARRANTS UNDERLYING THE UNPURCHASED UNITS, (III) OR IN CONNECTION WITH THE ACQUISITION; AND (B) TO INSIDERS AT LESS THAN MARKET PRICES IN CONNECTION WITH THE UNIT PURCHASE AGREEMENT, ANY FUTURE ISSUANCE, THE CONVERSION OF OR PAYMENT OF DIVIDENDS WITH RESPECT TO, OR UPON REDEMPTION OF THE SERIES B PREFERRED STOCK, OR UPON EXERCISE OF THE SERIES B WARRANTS.
We are seeking shareholder approval under NASDAQ Listing Rules 5635(b), 5635(c) and 5635(d) with respect to the Unit Purchase Agreement (including issuance of shares of Common Stock included in the Units and issuable upon the conversion of the Series B Preferred Stock, the payment of Series B Dividends in Common Stock, the payment of the redemption price of the Series B Preferred Stock using shares of Common Stock and the exercise of the Series B Warrants (including shares issuable pursuant to the anti-dilution provisions of those securities due to certain adjustments to the conversion price of the Series B Preferred Stock and the exercise price of the Series B Warrants)) and with respect to any future issuance (a "Future Issuance") of the unissued Common Stock (i.e., 241,000 shares of Common Stock at a per share price of $2.50), Series B Preferred Stock (i.e., 241,000 shares of Series B Preferred Stock) (including issuance of shares of Common Stock issuable upon the conversion of the Series B Preferred Stock, the payment of Series B Dividends in Common Stock, the payment of the redemption price of the Series B Preferred Stock and including shares issuable pursuant to the anti-dilution provisions of those securities due to certain adjustments to the conversion price of the Series B Preferred Stock) and warrants to purchase shares of Common Stock (i.e., warrants to purchase 361,500 shares of Common Stock with an exercise price of $2.75) (including the shares of Common Stock issuable upon the exercise of such warrants) underlying the unpurchased Units (as defined in the Purchase Agreement): (A) representing more than 19.99% of the outstanding Common Stock or voting power of the Company on the date of issuance, or in connection with the Acquisition; and (B) to insiders at prices less than market price.

INFORMATION ABOUT THE SERIES B PREFERRED STOCK
AND THE UNIT PURCHASE AGREEMENT
On March 21, 2017, we entered into the Unit Purchase Agreement with certain accredited investors (the "Unit Investors"), pursuant to which we offered up to 1,800,000 shares of Common Stock, 1,800,000 shares of Series B Preferred Stock, and Series B Warrants for the purchase of 2,700,000 shares of Common Stock combined as Units at $5.00 per Unit, for gross proceeds of up to $9,000,000.  Each "Unit" included one share of Common Stock priced at $2.50 per share, one share of Series B Preferred Stock priced at $2.50 per share, and a Series B Warrant to purchase 1.5 shares of Common Stock exercisable at $2.75 per share.
At the closing of the Unit Purchase Agreement, on April 3, 2017, we sold 1,559,000 shares of Common Stock, 1,559,000 shares of Series B Preferred Stock, and Series B Warrants for the purchase of 2,338,500 shares of Common Stock combined as Units at $5.00 per Unit, for gross proceeds of $7,795,000.  Ladenburg Thalmann & Co. Inc. acted as placement agent for the offering. The securities underlying the unpurchased portion of the Units and reserved for Future Issuance, upon shareholder approval of Proposal Two, include: 241,000 shares of Common Stock at a per share price of $2.50, 241,000 shares of Series B Preferred Stock at a per share price of $2.50 and warrants to purchase 361,500 shares of Common Stock with an exercise price of $2.75 (the "Unissued Securities").
Unit Investors were informed that we would use a substantial portion of the proceeds of the Unit Purchase Agreement to finance the acquisition of substantially all the assets of Hausmann Industries, Inc. (the "Acquisition") and for general corporate purposes.  The Unit Purchase Agreement was approved by the Board of Directors of the Company on March 6, 2017.  The Board determined that the Unit Purchase Agreement was advisable and in the best interest of the shareholders of the Company for a number of reasons, including the need to raise funds for the Acquisition and for general corporate purposes. In reaching its determination, the Board also considered potential alternate financing sources and the risks that would be involved with delaying the Unit Purchase Agreement given the Company's cash position.  In addition to Board approval, we obtained the consent of the holders of a majority of the Series A Preferred Stock, as required by the Series A Certificate of Designation.
Certain of our officers and directors and significant shareholders, as well as members of the Hausmann family, shareholders of Hausmann Industries, Inc. ("HII"), the seller under the Asset Purchase Agreement, as defined below, are Unit Investors. Certain of the Unit Investors also are insiders (officers, directors, employees or consultants) of the Company under applicable NASDAQ Listing Rules. In addition, certain other Unit Investors entered into agreements with the Company in connection with the offering to defer receipt of the Common Stock purchased in the offering.  Pursuant to the terms of the Unit Purchase Agreement, until we have obtained shareholder approval, we will not issue any shares of Common Stock as part of the Units or otherwise in an amount that exceeds 19.9% of the issued and outstanding shares of Common Stock of the Company. In addition, until we have obtained shareholder approval, we will not issue any Common Stock to any insider and we will not issue any Common Stock to any Unit Investor who has agreed to defer the issuance of such Unit Investor's Common Stock. Consequently, at the closing on April 3, 2017, we issued a total of 600,000 shares of Common Stock to two Unit Investors, which represented approximately 19.7% of our issued and outstanding Common Stock at the time of issuance.
It is important to understand that the Company is not required to, nor is it seeking, shareholder approval of the Acquisition or the Unit Purchase Agreement. Rather, we are seeking shareholder approval for purposes described above and of complying with the NASDAQ Listing Rules to issue certain securities in connection with the Acquisition, as more fully described in Proposal Two.
Description of the Series B Preferred Stock
On March 29, 2017, the Company filed the Series B Certificate of Designation with the Utah Division.  The following is a summary of the terms of the Series B Preferred Stock under the Series B Certificate of Designation filed with the Utah Division.  A copy of the Certificate of Designation as filed with the Utah Division was included as an Exhibit to the Company's Current Report on Form 8-K, filed April 4, 2017, and is incorporated herein by this reference; we encourage you to read the Series B Certificate of Designation thoroughly.  The following summary is qualified by the terms contained in the Certificate of Designation.

Authorized. The Series B Certificate of Designation designates and authorizes up to 1,800,000 shares of "Series B Convertible Preferred Stock".
Voting. The Series B Preferred Stock votes on an as-converted basis, subject to the Beneficial Ownership Limitation, described below, one vote for each share of Common Stock issuable upon conversion of such Series B Preferred Stock held by such holder that exceeds the quotient of (x) the aggregate purchase price paid by such holder of Series B Preferred Stock for its Series B Preferred Stock, divided by (y) the greater of (i) $2.50 and (ii) the closing bid price of the Common Stock on the trading day immediately prior to the date of issuance of such holder's Series B Preferred Stock.  However, until such time as shareholder approval of Proposal Two is obtained at the Special Meeting, the Series B Preferred Stock will not be convertible into shares of Common Stock and therefore will not have voting rights.
Certain Amendments and Changes.  Without the consent of holders of at least a majority of the then outstanding shares of Series B Preferred Stock, the Company may not: (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Series B Certificate of Designation, (ii) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series B Preferred Stock, (iii) amend the Articles of Incorporation in any manner that adversely affects any rights of the holders of the Series B Preferred Stock, or (iv) enter into any agreement with respect to any of the foregoing.  In addition, without the consent of all of the holders of the Series B Preferred Stock, the number of authorized shares of Series B Preferred Stock may not be increased.
Dividends. Prior to conversion, each share of Series B Preferred Stock carries an annual dividend at a rate of 8% of $2.50, plus all accrued but unpaid dividends thereon ("Series B Dividends").  Series B Dividends may be paid at the discretion of the Company in cash or in shares of Common Stock, subject to shareholder approval.  If the Board of Directors declares a dividend payable upon the Common Stock, whether in cash, in kind or in other securities or property, the holders of the outstanding shares of Series B Preferred Stock are entitled to the amount of dividends that would be payable in respect of the number of shares of Common Stock into which the shares of Series B Preferred Stock could be converted.
Liquidation. The Series B Preferred Stock ranks senior to the Common Stock, and is subject to the preferences of the Series A Preferred Stock, with respect to distributions upon our deemed dissolution, liquidation or winding-up, and has a per share liquidation preference equal to $2.50 plus all accrued but unpaid dividends thereon.
Conversion. Each share of Series B Preferred Stock is convertible into Common Stock at a conversion price of $2.50 per share, subject to the Beneficial Ownership Limitation, described below; but not until such time as shareholder approval is received.
Beneficial Ownership Limitation.  Unless a holder elected at the time of issuance that it shall not apply, the Series B Certificate of Designation provides that the Company shall not effect any conversion of such holder's shares of Series B Preferred Stock, and such holder shall not have the right to convert any portion of the Series B Preferred Stock, to the extent that, after giving effect to the conversion of the holder's Series B Preferred Stock such holder (together with such holder's affiliates, and any persons acting as a group together with such holder or any of such holder's affiliates) would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by the applicable holder (the "Beneficial Ownership Limitation").  A holder, upon prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions applicable to its shares of Series B Preferred Stock, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the shares of Series B Preferred Stock held by the holder.
Forced Conversion.  The Company has the right to convert one-half of the then outstanding Series B Preferred Stock into Common Stock on a 1:1 basis if all of the following conditions have been met: (1) the Common Stock has a daily volume weighted average price ("VWAP") as defined in the Series B Certificate of Designation of at least $7.50 per share on each of the 40 trading days prior to the date in question; (2) the Company is listed in good compliance on the NASDAQ (or another national exchange) at the time of conversion, and (3) certain other conditions have been met.  The Company will have the right to convert the remaining outstanding Series B Preferred Stock into Common Stock on a 1:1 basis if all of the following conditions have been met: (1) the Common Stock has a VWAP price of at least $10.00 per share on each of the 40 trading days  prior to the date in question; (2) the Company is listed in good compliance on the NASDAQ (or another national exchange) at the time of conversion and (3) certain other conditions have been met.
Description of the Series B Warrants
The Series B Warrants included in the Units may not be exercised until we have obtained shareholder approval.  The Series B Warrants have an exercise price of $2.75 per share of Common Stock and are exercisable for cash for a term of six years from the date of issuance or, in certain circumstances, in a cashless exercise. Unless otherwise elected, the holder will be restricted from the exercise of the Series B Warrant or any portion thereof held by such holder, to the extent that, after giving effect to the exercise, such holder (together with such holder's affiliates, and any persons acting as a group together with such holder or any of such holder's affiliates) would beneficially own in excess of 4.99% (or 9.99%, as such holder may elect) of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise (the "Warrant Ownership Limitation").  Such restriction applies to a Unit Investor unless that Unit Investor elected, at the time of issuance, not to be bound by the Warrant Ownership Limitation.

Potential Adverse Effects of the Proposal
Existing shareholders will suffer dilution in ownership interests and voting rights as a result of the issuance of the Units, including the Common Stock and Series B Preferred Stock contained in the Units, and issuance of Common Stock in payment of Series B Dividends in lieu of cash, and may suffer additional dilution upon the issuance of shares of our Common Stock upon the conversion of the Series B Preferred Stock or the exercise of the Series B Warrants. The Series B Preferred Stock will be senior to our Common Stock with respect to dividends and liquidation preferences, the holders of Series B Preferred Stock will vote with the holders of Common Stock in any vote on an adjusted, as-converted basis, and the holders thereof will be entitled to 8.0% cumulative annual dividends, which may be paid in shares of Common Stock at the option of the Company. The sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock.
The table below summarizes the dilution to our existing shareholders immediately following the approval of Proposal Two. Upon approval of Proposal Two by the shareholders, the Series B Preferred Stock becomes convertible into Common Stock and the remaining shares of Common Stock to be issued to insiders and to Unit Investors electing to defer receipt pursuant to the terms of the Unit Purchase Agreement shall be issued to the respective investors. The table does not include or assume, the occurrence of any Future Issuance, the exercise of the Series B Warrants or other outstanding warrants or options and grants under the Company's incentive award plans as described below.  Percentages in the table are approximate due to rounding.
Description of Securities Owned	No. Common Stock Equivalents	Fully Diluted Percentage Ownership

Common Stock/Existing Shareholders	3,678,798	47.49%
Series A Preferred Stock (June 2015 Issuance)	1,610,000	14.97%
Series A Preferred Stock (Securities Purchase Agreement)	390,000	5.03%
Common Stock issued or to be issued pursuant to Unit Purchase Agreement	1,559,000	12.38%
Series B Preferred Stock (Convertible after approval of Proposal Two)	1,559,000	20.12%
Totals	8,165,345	100.00%
In addition to the above securities, there are outstanding or commitments to issue, subject in part to the approvals sought at this Special Meeting, the following: Series A Warrants issued in June 2015 for the purchase of 2,415,000 shares of Common Stock, Series A Warrants issued in December 2016 for the purchase of 585,000 shares of Common Stock, Series B Warrants for the purchase of 2,338,000 shares of Common Stock, and options and grants under the Company's incentive awards plans for the purchase of a total of 240,518 shares of Common Stock.  The issuance of shares of Common Stock underlying the Series A Warrants issued in December 2016, and Common Stock underlying the Series B Warrants, are subject to receipt of shareholder approval at the Special Meeting.
The number of shares of Common Stock described above also does not give effect to (i) the issuance of additional shares of Common Stock due to potential future anti-dilution adjustments on the Series A Preferred Stock or the Series B Preferred Stock, (ii) the issuance of additional shares of Common Stock in payment of Series A Dividends or the Series B Dividends, (iii) the issuance of shares of Common Stock pursuant to other outstanding options and warrants or (iv) any other future issuances of our Common Stock, including issuances in connection with the possible redemption of the Series A Preferred Stock or the Series B Preferred Stock.

Certain officers and directors of the Company and certain of the beneficial owners of more than 5% of our voting securities also participated in the offering of the Units in March 2017.  Issuance of the Common Stock to these insiders and shareholders is deferred until shareholder approval has been obtained.  Following the Special Meeting, if Proposal Two is approved by our shareholders, the following shares of Common Stock will be issued to the officers, directors and certain shareholders indicated below:

Name of Beneficial Owner	Number of Shares of Common Stock
5% or greater shareholder
Stuart M. Essig/ Stuart M. Essig 2007 Family Trust	300,000	(1)
Provco Ventures I LP	200,000
Directors
Erin S. Enright (Director)	300,000	(1)
Brian M. Larkin (Director)	20,000
Named Executive Officers
James N. Ogilvie	2,000

(1)
Includes 260,000 shares of Common Stock underlying the Units purchased by Mr. Essig and 40,000 shares of Common Stock underlying Units purchased by the Stuart M. Essig 2007 Family Trust. Ms. Enright is Mr. Essig's wife and the trustee of the Trust.

Reasons for Shareholder Approval
The Board of Directors is not seeking the approval of our shareholders to authorize our entry into the Unit Purchase Agreement or the closing of the Unit Purchase Agreement. As discussed above, our Common Stock is listed on NASDAQ and we are subject to the NASDAQ Listing Rules.  The NASDAQ 20% Rule (NASDAQ Listing Rule 5635(d)) requires that we obtain shareholder approval because the price of the shares of Common Stock underlying the Units, and the maximum conversion price of the Series B Preferred Stock is less than the greater of the book or market value of our Common Stock immediately before we entered into the Unit Purchase Agreement.  The terms of the Series B Preferred Stock include anti-dilution adjustments that could result in a reduction of the conversion price in the future.  Furthermore, if Proposal Two is approved, the issuance of our Common Stock upon conversion of the Series B Preferred Stock and exercise of the Series B Warrants, when aggregated with the Common Stock included in the Units, will exceed 20% of our Common Stock currently outstanding.  We seek your approval of Proposal Two in order to satisfy the requirements of the NASDAQ 20% Rule with respect to the issuance of the Common Stock included in the Units and issuable upon conversion of the Series B Preferred or exercise of the Series B Warrants, as well as Common Stock potentially issuable under other provisions of the Series B Certificate of Designation. We also seek your approval of Proposal Two in order to satisfy the requirements of the NASDAQ 20% Rule with respect to the Future Issuance of the Unissued Securities.
The Insider Equity Compensation Rule (NASDAQ Listing Rule 5635(c)) requires that we obtain shareholder approval prior to issuing shares of Common Stock to Unit Investors who are insiders of the Company (i.e., officers, directors, employees or consultants) at less than market price, and in payment of the "Triggering Redemption Amount" as defined in and in connection with any redemptions that might be made in the future by the Company pursuant to Section 9(b)(B) of the Series B Certificate of Designation.  Additionally, Section 3(a) of the Series B Certificate of Designation, relating to the payment of Series B Dividends in the discretion of the Company with shares of Common Stock at prices less than market prices (in lieu of cash) provides that no such dividends may be paid without first obtaining any required "Shareholder Approval" as defined in the Series B Certificate of Designation.  We are therefore seeking your approval at the Special Meeting to issue the shares of Common Stock underlying the Units, issue shares of Common Stock upon conversion of Series B Preferred Stock, pay Series B Dividends using Common Stock, to pay the redemption price for Series B Preferred Stock in shares of Common Stock and issue shares of Common Stock upon the exercise of the Series B Warrants when applicable, to insiders of the Company when the Common Stock is issued in such transaction at less than market value. We are also seeking your approval to issue the Unissued Securities in a Future Issuance, including the payment of Series B Dividends using Common Stock, to pay the redemption price for Series B Preferred Stock in shares of Common Stock and issue shares of Common Stock upon the exercise of the warrants, when applicable, to insiders of the Company when the Common Stock is issued in such Future Issuance at less than market value.
The Acquisition Rule (NASDAQ Listing Rule 5635(a)) requires shareholder approval prior to the issuance of securities in connection with an acquisition of the stock or assets of another company where the total number of shares of common stock to be issued is or will be equal to or in excess of 20% of the total number of shares of common stock outstanding before the issuance of the stock or securities.  We are seeking shareholder approval to issue the securities in the Unit Purchase Agreement in excess of 19.99% of our issued and outstanding Common Stock and the voting power of the Company because the proceeds of that offering were used to finance the acquisition of HII.  We are not seeking shareholder approval of the Acquisition or the use of proceeds from the Unit Purchase Agreement. For additional information about our acquisition of HII, including a detailed summary of the terms of the Asset Purchase Agreement, see the sections entitled "Background of the Acquisition" and "The Asset Purchase Agreement."

If our shareholders do not approve Proposal Two at the Special Meeting, the conversion limitations, voting limitations, dividend payment limitations, and redemption limitations as applicable to the Series B Preferred Stock, and the exercise limitations on the Series B Warrants, all as described above, will remain in effect.  All Series B Dividends, and redemptions, if any, will be paid in cash, and penalties enumerated in the Series B Certificate of Designation will apply.  We will also be restricted from issuing the remaining shares of Common Stock under the Unit Purchase Agreement and will be restricted from issuing the Unissued Securities in a Future Issuance.  We have agreed to continue to hold subsequent special meetings of shareholders and to seek approval of a similar proposal until the required approvals have been obtained to allow us to fulfill our obligations to the Unit Investors under the Unit Purchase Agreement.  Your approval of Proposal Two will permit us to continue with the transition and integration of the Acquisition and assist us in meeting the obligations of the Company under our agreements with the Unit Investors.  Approval of Proposal Two will constitute approval pursuant to each of the NASDAQ Listing Rules set forth above.
Required Vote
Proposal Two will be approved if a majority of the total votes cast on the proposal in person or by proxy are voted "FOR" such approval.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" APPROVAL OF PROPOSAL TWO.
INFORMATION ABOUT THE ACQUISITION
The following is a summary of the material provisions of the Asset Purchase Agreement, dated March 21, 2017, by and between the Company and HII (the "Asset Purchase Agreement"), but does not purport to describe all of the terms of the Asset Purchase Agreement.  The following summary is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, a copy of which is attached as an exhibit to our Current Report on Form 8-K filed with the Commission on March 22, 2017.  This summary may not contain all of the information about the Asset Purchase Agreement that is important to you. You should refer to the full text of the Asset Purchase Agreement for details of the transaction and the terms and conditions of the Asset Purchase Agreement.
Additionally, representations, warranties and covenants described in this section and contained in the Asset Purchase Agreement have been made only for the purpose of the Asset Purchase Agreement and, as such, are intended solely for the benefit of the Company and HII.  In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Asset Purchase Agreement.  Furthermore, the representations and warranties in the Asset Purchase Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company or HII, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or shareholders.  Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Asset Purchase Agreement or may change in the future and these changes may not be fully reflected in the public disclosures made by the Company and/or HII.
In August 2016, we entered into a non-binding letter of intent to acquire the assets of HII.  From August 2016 until March 2017, we continued actively in discussions and negotiations with HII.  On March 21, 2017, we entered into the Asset Purchase Agreement and related transaction documents to acquire substantially all the assets of HII, subject to closing of the Unit Purchase Agreement, additional bank financing, and other conditions customary in such acquisition transactions.
On April 3, 2017, we closed the purchase of the assets of HII, for $10.0 million in cash, subject to adjustment, as provided in the Asset Purchase Agreement. The Acquisition was effected through Hausmann Enterprises, LLC, a newly formed Utah limited liability company, wholly owned by the Company ("Acquisition Subsidiary").  Financing for the Acquisition was provided by proceeds from the Unit Purchase Agreement and borrowings under an asset-based lending facility ("Loan Agreement") provided by Bank of the West ("Bank"). Closing under the Unit Purchase Agreement and the lending facility occurred concurrently with the closing of the Acquisition.

At the closing of the Acquisition, we paid HII $9.0 million of the $10.0 million purchase price. A holdback of $1.0 million was retained for purposes of satisfying adjustments to the purchase price as may be required by the Asset Purchase Agreement and indemnification claims, if any. Subject to adjustments or claims as provided by the Asset Purchase Agreement, 25% of the holdback amount will be released to HII on January 1, 2018, and the balance of the remaining holdback amount will be released to HII 18 months after closing. As part of the Acquisition transaction, we will pay and discharge certain liabilities and obligations of HII related to its ongoing business (primarily trade accounts and similar obligations in the ordinary course).
In connection with the Acquisition, Acquisition Subsidiary entered into an agreement with HII to lease the 60,000 square-foot manufacturing and office facility in Northvale, New Jersey (the "Facility") effective as of the closing date (the "Lease") with an initial two-year term, with annual lease payments of $360,000 for the first year, and 2% increases in each subsequent year. The Lease grants the Acquisition Subsidiary two options to extend the term of the lease for two years per extension term, subject to annual 2% per year increases in base rent, and a third option at the end of the second option term for an additional five-years at fair market value.
Employees of HII, including David Hausmann, the CEO of HII, were offered employment with Dynatronics at closing. At the closing of the Acquisition, Mr. Hausmann entered into an employment agreement with the Company (the "Employment Agreement") and will assist in the transition of the acquired business, reporting to Kelvyn Cullimore, our CEO.  The terms of Mr. Hausmann's employment are described below under "Employees".  In addition to the restrictive covenants applicable to him under the Asset Purchase Agreement described in the next paragraph below, as a condition of his employment, Mr. Hausmann executed a confidentiality and non-compete agreement, which limits his ability to be employed by a competitor of, or otherwise to compete with, the Company for a one-year period following the later of (i) termination of employment, and (ii) the latest date upon which we make any severance payment to Mr. Hausmann.
The Asset Purchase Agreement contains customary representations, warranties and covenants by HII and the Company, as well as customary indemnification provisions among the parties.  Post-closing covenants include a covenant that for a period of five years (the "Restrictive Period"), HII and its stockholders (including Mr. Hausmann) will refrain from solicitation of employees, customers and business of HII or the Company and from other competitive activity as defined in the Asset Purchase Agreement, and requires them and their representatives (as defined in the Asset Purchase Agreement) to maintain (other than in connection with performing obligations pursuant to the Lease or the Employment Agreement, as applicable), the confidentiality of, and not use, confidential information relating to the acquired business or purchased assets, except as permitted by the Asset Purchase Agreement.
The Asset Purchase Agreement contains limited representations and warranties of each of the Company and HII relating to, among other things, the authorization of the parties to enter into and carry out the obligations in the Asset Purchase Agreement and the enforceability of the Asset Purchase Agreement.
The Asset Purchase Agreement contains additional representations and warranties of HII which relate to, among other things, the following subject matters:
•	HII's organization and qualifications to do business;
•	Power and authorization to enter into the Asset Purchase Agreement and to consummate the transaction;
•	The absence of conflicts or violations of HII's governing documents, contracts, applicable law or regulations;
•	The accuracy of financial statements and their preparation in accordance with HII's historical accounting methodologies;
•	Compliance with laws and statutes;
•	Good and transferable title to the assets, free of encumbrances;
•	The absence of legal proceedings and claims;
•	The condition of the assets to be acquired;
•	Customers and suppliers;
•	Material contracts;
•	Intellectual property;
•	Insurance;
•	Regulatory matters;
•	The absence of certain changes or events; and
•	Solvency.

For purposes of the Asset Purchase Agreement, the term "Material Adverse Effect" means "any event, change, occurrence, development or effect that is (a) individually or in the aggregate, materially adverse to the business, properties, results of operations, financial condition, products, assets, services or prospects of" HII or "(b) that constitutes or would result in a material adverse effect on the ability of" HII or any affiliate of HII to consummate the Acquisition or any of the related transactions contemplated by the Asset Purchase Agreement or any transaction agreement to which HII or its affiliate is a party.
All of the representations and warranties survive the closing and remain in full force and effect following the closing until September 30, 2018 (other than with respect to the certain fundamental representations, which shall survive the closing and remain in full force and effect until 60 days after the expiration of the applicable statute of limitations).
The Asset Purchase Agreement is governed by the laws of the state of Delaware, without giving effect to any conflict of law principles which would result in the application of the laws of any other jurisdiction.
The business formerly operated by HII will be operated by Acquisition Subsidiary as a division of the Company.  For convenience, reference to the "Company" in the following discussion of the post-closing operations of HII includes Acquisition Subsidiary unless otherwise indicated.  This section of the Proxy Statement summarizes the material terms of the Acquisition.
We have filed with the Commission Current Reports on Form 8-K disclosing terms and conditions of the Acquisition and related transactions.  Those reports included or incorporated by reference as exhibits, transaction documents, including the Asset Purchase Agreement, the Loan Agreement and the Unit Purchase Agreement.  The summary of the Asset Purchase Agreement in this Proxy Statement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K on March 22, 2017 and is incorporated herein by reference.
HII Description and Overview
HII is a family-owned New Jersey corporation founded in 1955.  HII designs and manufactures medical, therapy, and athletic training equipment to customers in the United States and internationally. HII designs, manufactures and sells medical tables and equipment, including those items described under "Products," below. Over 90% of HII's products are made in HII's 60,000 square-foot manufacturing facility located at 130 Union Street, Northvale, New Jersey.
Business Overview and Objectives
HII has been family owned and operated for over 60 years and is committed to maintaining its reputation and position of leadership in the industry through ongoing improvement and advancement.  HII's mission includes making the finest quality products and delivering the best possible customer service.
HII has a predominantly catalogue-driven business, selling products through its vast dealer network. Additionally, HII is a GSA (General Services Administration) certified company, allowing it to sell its products on the federal government's premier online shopping superstore, GSA Advantage!®
Gross sales for the years ended December 31, 2015 and December 31, 2016 were approximately $15.5 million and $14.8 million, respectively. Net income for the years ended December 31, 2015 and December 31, 2016 were approximately $1.2 million and $940,000, respectively.

Employees
HII has 86 employees. HII believes that the skills and dedication of its employees separate its products from those of its competitors.  The principal executive officer of HII is David Hausmann.  Under the Employment Agreement, Mr. Hausmann will manage the Hausmann Industries Division of Dynatronics, reporting to our CEO, Kelvyn H. Cullimore, Jr.  The key terms of the Employment Agreement include, but are not limited to, the following:
•	Mr. Hausmann will be paid an annual salary of $150,000;
•
Employee benefits provided to our employees generally at his level of management at the Acquisition Subsidiary (including, e.g., paid time off and paid holidays, medical/dental/vision insurance, Section 125 Flexible Spending Account (FSA), and 401(k));

•
If Mr. Hausmann remains employed on December 31, 2017, then he shall be entitled to a one-time cash bonus in an amount between $25,000 to $35,000, with the exact amount to be determined by Mr. Cullimore;

•	The Employment Agreement may be terminated (i) by either party, for any reason other than cause, by giving 30 days' notice to the other party; or (ii) by the Company for cause; and
•	If the Company terminates the employment without cause prior to the one year anniversary date, Mr. Hausmann will be entitled to certain severance payments.
Products
Approximately 90% of HII's revenues are generated from self‑manufactured products, with the remaining 20% generated from third party distributed products.  HII's products consist of green-line tables, H-brace and treatment tables, lounges and couches, mechanical/digital and pediatric tables, manual and power exam tables, echo-scan tables, power treatment tables, carts/lights and auxiliary equipment, stools/seating/blood chairs, and bariatric tables/chairs and footstools. HII also offers therapy and rehabilitation equipment, including sectional and tilt tables, mat platforms/mats/pillows, weight racks and mirrors/pulleys, rehabilitation aids and testing products, work hardening and conditioning equipment, stand-in tables, work tables/OT cabinets, parallel bars, and stairs and balances. It also manufactures and sells cabinetry and storage products, furnishings and caseworks.
A full listing of HII's products can be found in its online catalog located at: http://www.hausmann.com/.  Reference to HII's website is not intended to incorporate by reference any of the material or information contained on such website in this Proxy Statement.

PROTEAMTM
HII's PROTEAMTM product line features durable, maintenance‑free, laminate surfaces for years of heavy‑duty use. These products also feature rugged high‑density foam tops and optional nylon reinforced vinyl to ensure extra durability. The PROTEAMTM line includes modular taping stations, treatment and taping tables, cabinet tables, split leg tables, specialty treatment tables, power treatment and exam tables, mat platforms, weight racks, storage systems, stools, carts, cabinets and lockers.
Institutional Division
HII's Institutional Division features custom‑built high pressure laminated wardrobes and casework.
Green‑Line
HII's Green‑Line division features "eco‑friendly" products.
RISK FACTORS
An investment in our Common Stock involves a high degree of risk and should not be made by persons who cannot afford the loss of their entire investment.  Each of the following factors should be carefully considered by investors prior to making an investment decision.  If any of these risks were to occur, our business, financial condition or results of operations would likely suffer.  In that event, the value of our securities could decline, and investors could lose all or part of their investment.  Our subsequent filings with the Commission may contain amended and updated discussions of significant risks.  We cannot predict future risks or estimate the extent to which they may affect financial performance.  Certain risk factors relating to the business and industry of Dynatronics and its securities can be found in Part I, Item 1A —"Risk Factors" in our Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2016.  In addition, you should carefully consider additional risks that relate to the Acquisition and the business of HII including, but not limited to the risks set forth below.

As discussed above, we are not seeking shareholder approval of the Acquisition. We are seeking shareholder approval, in accordance with the NASDAQ Listing Rules, of the issuance of securities in excess of 19.99% of the outstanding Common Stock of the Company in connection with the Acquisition. The risks and uncertainties described below are not the only ones related to the Acquisition. Additional risks and uncertainties regarding HII not presently known to us or that our management currently deems immaterial also may impair our business operations.  Following the closing of the Acquisition, the business of HII is now the business of the Company, operated by Acquisition Subsidiary as a division of Dynatronics.  If any of the risks described below were to occur, our business, financial condition, operating results and cash flows could be materially adversely affected. In such an event, the trading price of our Common Stock could decline and you could be materially and adversely impacted. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.
Risks Relating to the Acquisition
Uncertainty about the Acquisition may adversely affect relationships with our customers, suppliers and employees, whether or not the transaction is completed.
In response to the announcement of the Acquisition, Dynatronics' and/or HII's existing or prospective customers or suppliers may:
•	delay, defer or cease purchasing products or services from us or the combined company, or providing products or services to us or the combined company;
•	delay or defer other decisions concerning us or the combined company; or
•	otherwise seek to change the terms on which they do business with us or the combined company.
Any such delays or changes to terms could materially harm our business or, following the closing of the Acquisition, the combined business.  In addition, as a result of the Acquisition, our prospective employees (the current employees of HII) could experience uncertainty about their future with us following the closing. As a result, key employees may depart because of issues relating to such uncertainties, or a desire not to remain with us following the Acquisition. Losses of customers, employees or other important strategic relationships could have a material adverse effect on our business, operating results, and financial condition.
We incurred substantial expenses related to the Acquisition of Hausmann and expect to incur some expenses related to the integration of HII.
Although, the intent is to run HII as a separate division of the Company, in addition to the expenses incurred to date with the respect to the Acquisition, we expect to incur some additional expenses in connection with the integration of the of HII business. Acquisitions of privately held entities, such as HII, are particularly challenging because their prior practices may not meet the requirements of the Sarbanes-Oxley Act and/or generally accepted public accounting standards. While we have assumed that a certain level of expenses would be incurred, there are a number of factors beyond our control that could affect the total amount or the timing of all of the expected integration expenses. Moreover, many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time.
Our actual financial and operating results after the Acquisition could differ materially from any expectations or guidance provided by us concerning future results, including (without limitation) expectations or guidance with respect to the financial impact of any cost savings and other potential synergies.
We currently expect to realize an increase in sales and other synergies as a result of the Acquisition. These expectations are subject to numerous assumptions, however, including assumptions derived from our diligence efforts concerning the status of and prospects for HII's business, which we do not currently control, and assumptions relating to the near-term prospects for our industry generally and the markets for HII's products in particular. Additional assumptions that we have made, include, without limitation, the following:

•	projections of HII's future revenues;
•	anticipated financial performance of HII's products and products currently in development;
•	anticipated cost savings and other synergies associated with the Acquisition, including potential revenue synergies;
•	our expected capital structure after the Acquisition;
•	amount of goodwill and intangibles that will result from the Acquisition;
•	certain other purchase accounting adjustments that we expect to record in our financial statements in connection with the Acquisition;
•	acquisition costs, including restructuring charges and transaction costs payable to our financial, legal and accounting advisors;
•	our ability to maintain, develop and deepen relationships with HII's customers; and
•	other financial and strategic risks of the Acquisition.
We cannot provide any assurances with respect to the accuracy of our assumptions, including our assumptions with respect to future revenues or revenue growth rates, if any, of HII, and we cannot provide assurances with respect to our ability to realize any cost savings that we currently anticipate. Risks and uncertainties that could cause our actual results to differ materially from currently anticipated results include, but are not limited to, risks relating to our ability to integrate HII successfully; currently unanticipated incremental costs that we may incur in connection with integrating the two companies; risks relating to our ability to realize incremental revenues from the Acquisition in the amounts that we currently anticipate; risks relating to the willingness of HII's customers and other partners to continue to conduct business with us following the Acquisition; and numerous risks and uncertainties that affect our industry generally and the markets for our products and those of HII, specifically. Any failure to integrate HII successfully and to realize the financial benefits we currently anticipate from the Acquisition would have a material adverse impact on our future operating results and financial condition and could materially and adversely affect the trading price or trading volume of our Common Stock.
The combined businesses may not perform as we expect, or as the market expects, which could have an adverse effect on the price of our Common Stock.
Risks associated with the combined company following the Acquisition include:
•
integrating businesses is a difficult, expensive, and time-consuming process, and the failure to integrate successfully our business with the businesses of HII in the expected time frame would adversely affect our financial condition and results of operations;

•	the Acquisition will significantly increase the size of our operations, and if we are not able to effectively manage our expanded operations, our stock price may be adversely affected;
•
it is possible that key employees of HII might decide not to remain with us after the Acquisition, and the loss of such personnel could have a material adverse effect on the financial condition, results of operations and growth prospects of the Company;

•	the current sales rates of HII as combined with the Company may dilute the observed growth rates of the Company;
•
the success of the Company following the closing will also depend upon relationships with third parties and pre-existing customers of us and HII, which relationships may be affected by customer preferences or public attitudes about the Acquisition. Any adverse changes in these relationships could adversely affect our business, financial condition and results of operations; and

•	the price of our Common Stock after the Acquisition may be affected by factors different from those currently affecting the price of our Common Stock.
If any of these events were to occur, the price of our Common Stock could be adversely affected.

Risks Related to the Operation of the HII Business Following the Acquisition
Uncertain or weakened global economic conditions may adversely affect HII's industry, business and results of operations.
The overall performance of the HII business division will depend on domestic and worldwide economic conditions, which may remain challenging for the foreseeable future. Financial developments seemingly unrelated to HII or its industry may adversely affect it. The U.S. economy and other key international economies have been impacted by threatened sovereign defaults and ratings downgrades, falling demand for a variety of goods and services, restricted credit, threats to major multinational companies, poor liquidity, reduced corporate profitability, volatility in credit, equity and foreign exchange markets, bankruptcies, acts of terrorism and overall uncertainty. Healthcare reform in the United States has created a great deal of confusion and reduced capital expenditures for medical equipment and products such as those manufactured and distributed by HII. These conditions affect the rate of medical or therapeutic equipment spending and could adversely affect our ability to sell HII's products, or delay prospective purchasing decisions, any of which could adversely affect our operating results. We cannot predict the timing, strength or duration of the economic recovery or any subsequent economic slowdown worldwide, in the United States, or in HII's industry.
HII's failure or inability to enforce its trademarks or other proprietary rights could adversely affect its competitive position or the value of its brand.
HII owns certain federal trademark registrations but also relies on unregistered proprietary rights, including common law trademark protection. Third parties may oppose HII's trademark applications, or otherwise challenge its use of the trademarks, and may be able to use its trademarks in jurisdictions where they are not registered or otherwise protected by law. If HII's trademarks are successfully challenged or if a third party is using confusingly similar or identical trademarks in particular jurisdictions before HII, we could be forced to rebrand the HII products, which could result in loss of brand recognition, and could require additional resources for marketing new brands. If others are able to use HII's trademarks, our ability to distinguish those products may be impaired, which could adversely affect our business. Further, we cannot assure you that competitors will not infringe upon the HII trademarks, or that we will have adequate resources to enforce the trademarks.
HII may be unable to effectively develop and market products against the products of its competitors in a highly competitive industry.
The present or future products of HII could be rendered obsolete or uneconomical by technological advances by its competitors. Competitive factors include price, customer service, technology, innovation, quality, reputation and reliability. HII's competition may respond more quickly to new or emerging technologies, undertake more extensive marketing campaigns, have greater financial, marketing and other resources than HII or be more successful in attracting potential customers, employees and strategic partners. Given these factors, we cannot guarantee that we will be able to continue the current level of success of HII in the industry.

The cost of complying with complex governmental regulations applicable to the HII business, sanctions resulting from non-compliance or reduced demand resulting from increased regulations could affect our operating results.
HII's operations and facilities are subject to the requirements of the Occupational Safety and Health Act ("OSHA") and comparable state statutes that regulate the protection of the health and safety of workers, and the proper design, operation and maintenance of equipment. Additionally, certain products of HII are subject to the requirements of the Food, Drug, and Cosmetic Act and the oversight of the Food and Drug Administration ("FDA").
Failure to comply with these requirements, including general industry standards, record keeping requirements and monitoring and control requirements, may result in significant fines or compliance costs, which could have a material adverse effect on our results of operations, financial condition and cash flows.
The HII business and financial performance may be harmed by future labor disruptions.
We employed HII's employees as Dynatronics employees following the closing of the Acquisition.  Approximately 60% of HII's employees are represented by unions under collective bargaining agreements. As these agreements expire, we may not be able to negotiate extensions or replacement agreements on terms acceptable to us. Any failure to reach an agreement with one of the unions may result in strikes, lockouts, work slowdowns, stoppages or other labor actions, any of which could have a material adverse effect on our operations and financial results.
Accounting Treatment of the Acquisition
The Company will account for the Acquisition using the acquisition method of accounting in accordance with U.S. GAAP. The Company will measure the assets acquired and liabilities assumed at their fair values including net tangible and identifiable intangible assets acquired and liabilities assumed, at their fair values as of the closing of the transaction. Any excess of the purchase price over those fair values will be recorded as goodwill.
Definite lived intangible assets will be amortized over their estimated useful lives. Intangible assets with indefinite useful lives and goodwill will not be amortized but will be tested for impairment at least annually. All intangible assets and goodwill will also be tested for impairment when certain indicators are present.
The purchase price reflected in the unaudited pro forma condensed combined financial statements is based on preliminary estimates using assumptions the Company's management believes are reasonable based on currently available information. The final purchase price and fair value assessment of assets and liabilities will be based in part on a detailed valuation which has not yet been completed.
Material U.S. Federal Income Tax Consequences of the Acquisition
The acquisition of HII is not expected to result in U.S. federal income tax consequences to our shareholders.
No Appraisal Rights
No appraisal or dissenters' rights are available to our shareholders under Utah law, our Amended and Restated Articles of Incorporation or our Amended and Restated Bylaws in connection with any matter to be acted upon at the Special Meeting.
FINANCIAL INFORMATION ABOUT HII
For more information about HII's operations and financial condition, see the historical audited financial statements of Hausmann Industries, Inc. as of and for the years ended December 31, 2016 and 2015, and the unaudited pro forma condensed combined financial statements attached to, and included in, this Proxy Statement as Annex A and Annex B, respectively.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HII
Set forth below is the management discussion and analysis of financial condition and results of operations for HII for the year ended December 31, 2016 compared to the year ended December 31, 2015.  The following discussion and analysis of HII's financial condition and results of operations should be read in conjunction with the audited financial statements of HII, as of and for the years ended December 31, 2016 and 2015 and the notes thereto (referred to herein as the "HII Financial Statements").
Critical Accounting Policies and Estimates
HII makes judgments, estimates and assumptions concerning the future when preparing its financial statements.  Actual results may differ from these estimates.  Estimates and underlying assumptions are reviewed on an ongoing basis.  Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.  The accounting policies and estimates below involve a high degree of judgment and complexity.  See Note 1 of the HII Financial Statements for a complete discussion of our significant accounting policies and estimates.
Revenue Recognition
HII recognizes revenue from the sale of a product when a valid purchase order has been received, risk of loss and title have passed to the customer, the selling price is fixed or determinable, and collection is reasonably assured.  Amounts billed for shipping and handling are recorded as sales revenue.

Accounts Receivable
Accounts receivable are due from dealers and distributors.  Credit is extended based on evaluation of a customer's financial condition and collateral is generally not required.  Accounts receivable are recorded at the amounts HII expects to collect on balances outstanding, which are net of allowances for doubtful accounts.  HII estimates the allowance for doubtful accounts based on the current creditworthiness and financial position of the customers, age of the customer's receivables and changes in the customer's payment schedules and histories.  In addition, HII closely monitors outstanding balances and charges off all balances when HII management determines the probability of collection is remote. Generally, accounts receivable are due within 30 to 60 days.  Accounts receivable balances outstanding longer than the contractual payment terms are considered past due.
Inventories
Inventories consist of raw materials, work in process, and finished goods, and are stated at the lower of cost or market.  Cost is recorded using the weighted-average method.  HII reviews inventories for excess supply, obsolescence and valuations above estimated realizable amounts and provides a reserve sufficient to cover these items.  Management of HII determined no reserve was necessary as of December 31, 2016 and 2015.
Warranty Obligations
Warranty obligations, under which HII agrees to remedy defects in materials and workmanship of its products, are estimated and accrued.  Warranty accruals are based on the estimated costs of fulfilling the obligations.  The estimated warranty accrual was $50,000 as of December 31, 2016 and 2015 included in accrued expenses in the balance sheets of the HII Financial Statements.
Income Taxes
HII, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S Corporation.  In lieu of corporate income taxes, the individual stockholders of an S Corporation are taxed on their proportionate share of the corporation's taxable income.  The guidance followed by HII on accounting for uncertainty in income taxes recognized in financial statements prescribes a more likely than not recognition threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return and also provides guidance on various related matters such as interest and penalties and disclosure.  HII's management has concluded that there are no significant uncertain tax positions requiring disclosure.
Year Ended December 31, 2016 Compared to Year Ended December 31, 2015
Results of Operations
Selected Financial Data

	Year ended December 31,
	2016	2015
Sales, net	$14,835,125	$15,463,818
Cost of goods sold	10,627,238	10,773,638
Gross profit	4,207,887	4,690,180
Selling, general and administrative expenses	3,335,839	3,514,948
Depreciation	11,710	30,094
Research and development	43,064	49,181
Operating income	817,274	1,095,957
Interest expense	(12,217)	(14,884)
Other, net	134,819	111,625
Net income	$939,876	$1,192,698
Net Sales
The slight decrease in net sales during the year ended December 31, 2016 from 2015 is due to an unusually large order that was filled in July and August of 2015.  Based on healthy sales orders in the beginning of 2017, HII management anticipates revenue for 2017 to remain within its historical range.
Cost of Goods Sold
Cost of goods sold consists of certain labor costs, payments to raw materials suppliers, vendors and others that are directly related to a revenue-generating event.  During the year ended December 31, 2016, HII's gross margin declined slightly.  Cost of goods sold as a percent of total revenue increased to 71.6% for the year ended December 31, 2016 as compared to 69.7% for the year ended December 31, 2015.  This increase was due to overall inflationary pressures on labor costs and slightly lower revenues over which to spread fixed cost of goods sold. HII management anticipates cost of goods sold as a percentage of total revenue to stay within its historical range.

Operating Expense
Selling, general and administrative ("SG&A") expense decreased slightly in 2016 compared to the year ended December 2015, from $3,514,948 to $3,335,839.  The primary reason for the decrease in SG&A is a temporary suspension of the 2.3% medical device excise tax that manufacturers and importers pay on certain medical devices.  The suspension is for 2016 and 2017.  Sales commissions also declined in proportion to the decline in net sales.  These lower costs were offset by modest increases in salaries and wages.  HII management anticipates that operating costs will continue at similar levels.
Research and Development
Research and development ("R&D") expense is related primarily to the development of new products and improvement of existing products.  HII management anticipates that R&D costs will continue at similar levels.
Interest Expense
Interest expense for the years December 31, 2016 and 2015 represents interest paid on a term loan related to the purchase of solar panels.  The liability for this loan was not assumed in the Acquisition.  HII also has a revolving line of credit with a financial institution.  The borrowing capacity under the line of credit is $1,000,000.  Interest on the line is at LIBOR plus 3.00% (3.77% at December 31, 2016).  No borrowings were outstanding at December 31, 2016 and 2015.  Subsequent to the year end, prior to the closing of the Acquisition, HII closed the line of credit and the agreement with the bank was terminated.
Liquidity and Capital Resources
HII has historically met its working capital and capital expenditure requirements by using both net cash flow from operations and by drawing on its line of credit.  The principal source of liquidity is HII's operating cash flow.  HII has historically generated positive cash flow.
Cash Flows from Operating Activities
Net cash provided by operating activities totaled $1,062,732 in 2016, compared with $1,506,859 in 2015.  Items negatively affecting cash flow from operating activities on a year-over-year basis include: (i) a decrease in net income; and (ii) decrease in accounts payable.  These items were partially offset by a decrease in inventory in the current year, compared with use of cash in the prior year to build up inventory for various reasons.
Cash Flows from Investing Activities
For the year ended December 31, 2016, HII used $11,285 for the purchase of property and equipment, compared to $188,521 for purchases of property and equipment for the year ended December 31, 2015.
Cash Flows from Financing Activities
Distributions to stockholders in 2016 totaled $1,343,801, compared to distributions to stockholders in 2015 of $1,212,407.  Total net cash used in financing activities was $1,399,647 in 2016, compared to $1,265,586 in 2015, and included payments on long-term debt of $55,846 and $53,179 in 2016 and 2015, respectively.
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
This Proxy Statement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements are often identified by the use of words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue," and similar expressions or variations and other matters that do not relate strictly to historical facts. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in our filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this Proxy Statement represent our views as of the date such statements are made. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made. The forward-looking statements contained herein speak only as of the date on which they were made, and, except as required by law, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this Proxy Statement.

OTHER BUSINESS
Under Utah law, only the matters contained in the Notice of Special Meeting may be conducted at the Special Meeting.

DYNATRONICS CORPORATION

By order of the Board of Directors

/s/ Jim Ogilvie
Jim Ogilvie
Vice President of Business Development, Secretary, Treasurer

ANNEX A

Hausmann Industries, Inc.

Financial Statements
As of December 31, 2016 and 2015 and For the Years Then Ended

Together with Independent Auditors' Report

Tanner LLC
Key Bank Tower at City Creek
36 South State Street, Suite 600
Salt Lake City, Utah 84111-1400
Telephone 801.532.7444
www.tannerco.com

TANNER
BUSINESS ADVISORS AND CERTIFIED PUBLIC ACCOUNTANTS

Member of Allinial GLOBAL

Independent Auditors' Report

To the Stockholders of
Hausmann Industries, Inc.

We have audited the accompanying financial statements of Hausmann Industries, Inc. (the Company), which comprise the balance sheets as of December 31, 2016 and 2015, the related statements of income, stockholders' equity, and cash flows for the years then ended, and the related notes to financial statements.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to error or fraud.

Auditors' Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to error or fraud. In making those risk assessments, the auditors consider internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hausmann Industries, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Tanner LLC

March 30, 2017

Hausmann Industries, Inc.
Balance Sheets

	As of December 31,
	2016	2015
Assets

Current assets:
Cash and cash equivalents	$443,928	$792,128
Accounts receivable, net of allowance for doubtful accounts of $19,000	1,911,961	1,771,344
Inventories	1,934,113	2,164,338
Prepaid expenses and other current assets	167,725	190,592

Total current assets	4,457,727	4,918,402

Property and equipment, net	684,219	923,329

Total assets	$5,141,946	$5,841,731

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$656,337	$843,255
Accrued expenses	579,300	632,396
Current portion of long-term debt	59,171	56,095

Total current liabilities	1,294,808	1,531,746

Long-term debt, net of current portion	134,147	193,069

Total liabilities	1,428,955	1,724,815

Commitments and contingencies

Stockholder's equity:

Common stock, no par value, 100 shares authorized, 53 shares issued and outstanding	537,821	537,821
Retained earnings	3,175,170	3,579,095

Total stockholders' equity	3,712,991	4,116,916

Total liabilities and stockholders' equity	$5,141,946	$5,841,731

See accompanying notes to financial statements.

Hausmann Industries, Inc.
Statements of Income

	For the Years Ended December 31.
	2016	2015

Sales, net	$14,835,125	$15,463,818

Cost of goods sold, including depreciation of $238,685 and $204,051, respectively	10,627,238	10,773,638

Gross profit	4,207,887	4,690,180

Operating expenses:
Selling, general, and administrative	3,335,839	3,514,948
Depreciation	11,710	30,094
Research and development	43,064	49,181

Operating income	817,274	1,095,957

Other income (expense):
Interest expense	(12,217)	(14,884)
Other income, net	134,819	111,625

Other income, net	122,602	96,741

Net income	$939,876	$1,192,698

See accompanying notes to financial statements.

Hausmann Industries, Inc.
Statements of Stockholders' Equity
For the Years Ended December 31, 2016 and 2015

				Total
	Common Stock		Retained	Stockholders'
	Shares	Amount	Earnings	Equity

Balance as of January 1, 2015	53	$537,821	$3,598,804	$4,136,625

Distributions	-	-	(1,212,407)	(1,212,407)

Net income	-	-	1,192,698	1,192,698

Balance as of December 31, 2015	53	537,821	3,579,095	4,116,916

Distributions	-	-	(1,343,801)	(1,343,801)

Net income	-	-	939,876	939,876

Balance as of December 31, 2016	53	$537,821	$3,175,170	$3,712,991

See accompanying notes to financial statements.

Hausmann Industries, Inc.
Statements of Cash Flows

	For the Years Ended December 31,
	2016	2015

Cash flows from operating activities:
Net income	$939,876	$1,192,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	250,395	234,145
Bad debt expense	3,563	10,806
Decrease (increase) in:
Accounts receivable	(144,180)	(133,976)
Inventories	230,225	(172,660)
Prepaid expenses and other current assets	22,867	49,792
Increase (decrease) in:
Accounts payable	(186,918)	267,482
Accrued expenses	(53,096)	58,572

Net cash provided by operating activities	1,062,732	1,506,859

Cash flows from investing activities:
Purchases of property and equipment	(11,285)	(188,521)

Cash flows from financing activities:
Distributions to stockholders	(1,343,801)	(1,212,407)
Payments on long-term debt	(55,846)	(53,179)

Net cash used in financing activities	(1,399,647)	(1,265,586)

Net change in cash and cash equivalents	(348,200)	52,752

Cash and cash equivalents, beginning of year	792,128	739,376

Cash and cash equivalents, end of year	$443,928	$792,128

Supplemental disclosure of cash flow information:

Cash paid for interest	$12,217	$14,884

See accompanying notes to financial statements.

Hausmann Industries, Inc.
Notes to Financial Statements
December 31, 2016 and 2015

Note 1 – Description of Organization and Summary of Significant Accounting Policies

Organization
Hausmann Industries, Inc. (the Company) was incorporated on December 20, 1965 as a New Jersey corporation.  The Company is a manufacturer of medical, therapy, and athletic training equipment, selling to dealers and distributors primarily in the United States of America.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes.  Actual results could differ from those estimates.  The significant estimates made by management include the allowance for doubtful accounts receivable, inventory reserves, warranty accruals, and the estimated useful lives and potential impairment of property and equipment.

Concentrations of Credit Risk
The Company maintains its cash and cash equivalents in bank deposit accounts which, at times, exceed federally insured limits.  To date, the Company has not experienced a loss or lack of access to its invested cash and cash equivalents; however, no assurance can be provided that access to the Company's invested cash and cash equivalents will not be impacted by adverse conditions in the financial markets.

In the normal course of business, the Company provides credit terms to its customers and generally requires no collateral. Concentrations of sales were as follows for the years ended December 31:

2016		2015

Customer A	17%	Customer A	17%
Customer B	14%	Customer B	15%

Concentrations of accounts receivable were as follows as of December 31:

2016		2015

Customer A	18%	Customer B	27%
Customer B	17%	Customer A	16%

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities to the Company of three months or less to be cash equivalents.  As of December 31, 2016 and 2015, cash equivalents consisted of money market funds totaling $254,386 and $251,850, respectively.

Hausmann Industries, Inc.
Notes to Financial Statements
Continued

Note 1 – Description of Organization and Summary of Significant Accounting Policies - Continued
Accounts Receivable

Accounts receivable are due from dealers and distributors. Credit is extended based on evaluation of a customer's financial condition and collateral is generally not required. Accounts receivable are recorded at the amounts the Company expects to collect on balances outstanding, which are net of allowances for doubtful accounts. The Company estimates the allowance for doubtful accounts based on the current creditworthiness and financial position of the customers, age of the customer's receivables and changes in the customer's payment schedules and histories. In addition, the Company closely monitors outstanding balances and charges off all balances when management determines the probability of collection is remote.  Generally, accounts receivable are due within 30 to 60 days.  Accounts receivable balances outstanding longer than the contractual payment terms are considered past due.

Inventories

Inventories consist of raw materials, work in process, and finished goods, and are stated at the lower of cost or market.  Cost is recorded using the weighted-average method.  The Company reviews inventories for excess supply, obsolescence and valuations above estimated realizable amounts and provides a reserve sufficient to cover these items.  Management determined no reserve was necessary as of December 31, 2016 and 2015.

Warranty Obligations

Warranty obligations, under which the Company agrees to remedy defects in materials and workmanship of its products, are estimated and accrued.  Warranty accruals are based on the estimated costs of fulfilling the obligations.  The estimated warranty accrual was $50,000 as of December 31, 2016 and 2015 included in accrued expenses in the accompanying balance sheets.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets.  The estimated useful lives are as follows:

Machinery and equipment	7 years
Buildings	31.5 years
Office equipment	3 years
Furniture and fixtures	5 years

Expenditures that materially increase values or capacities or extend useful lives of property and equipment are capitalized. Routine maintenance, repairs, and renewal costs are expensed as incurred.  Upon sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in the statements of income.

Hausmann Industries, Inc.
Notes to Financial Statements
Continued

Note 1 – Description of Organization and Summary of Significant Accounting Policies – Continued
Impairment of Long-Lived Assets

The Company reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may be impaired.  If it is determined that the estimated undiscounted future cash flows are not sufficient to recover the carrying value of the asset, an impairment loss is recognized in the statements of income for the difference between the carrying value and the fair value of the asset. Management does not consider any of the Company's assets to be impaired as of December 31, 2016 and 2015.

Revenue Recognition

Revenue for sales of product is recognized when a valid purchase order has been received, risk of loss and title have passed to the customer, the selling price is fixed or determinable, and collection is reasonably assured.  Amounts billed for shipping and handling of products are recorded as sales revenue.

Sales Tax The Company accounts for sales tax on a net basis.
Shipping and Handling Costs The Company classifies freight billed to customers as a reduction to the related expense.
Advertising Advertising costs are expensed as incurred. Advertising expenses totaled approximately $174,000 and $134,000 for the years ended December 31, 2016 and 2015, respectively.

Income Taxes

The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporate income taxes, the individual shareholders of an S Corporation are taxed on their proportionate share of the Company's taxable income.

The guidance followed by the Company on accounting for uncertainty in income taxes recognized in financial statements prescribes a more likely than not recognition threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return and also provides guidance on various related matters such as interest and penalties and disclosure.  Management has concluded that there are no significant uncertain tax positions requiring disclosure.

Hausmann Industries, Inc.
Notes to Financial Statements
Continued

Note 1 – Description of Organization and Summary of Significant Accounting Policies – Continued

Subsequent Events

Management has evaluated events and transactions for potential recognition or disclosure through March 30, 2017, which is the day the financial statements were available to be issued.

Note 2 – Inventories Inventories consisted of the following as of December 31:

	2016	2015

Raw materials	$1,250,239	$1,423,660
Work-in-process	198,131	221,829
Finished goods	485,743	518,849

	$1,934,113	$2,164,338

Note 3 – Property and Equipment

Property and equipment consisted of the following as of December 31:

	2016	2015

Machinery and equipment	$2,482,560	$2,478,970
Buildings	1,474,912	1,474,912
Office equipment	96,005	88,310
Furniture and fixtures	62,708	62,708
Land	130,470	130,470

	4,246,655	4,235,370
Less accumulated depreciation	(3,562,436)	(3,312,041)

	$684,219	$923,329

Depreciation expense on property and equipment for the years ended December 31, 2016 and 2015 was $250,395 and $234,145, respectively.

Note 4 – Line of Credit
The Company has a revolving line-of-credit arrangement with a financial institution.  The borrowing capacity of the line of credit is $1,000,000, expiring June 30, 2017.  Borrowings made under the line of credit accrue interest at LIBOR plus 3.00% (3.77% as of December 31, 2016).  The line of credit is guaranteed by one of the principal stockholders of the Company.  As of December 31, 2016 and 2015, no borrowings were outstanding under the line of credit.

Hausmann Industries, Inc.
Notes to Financial Statements
Continued

Note 5 – Long-Term Debt
In connection with the purchase and installation of solar energy equipment, the Company entered into a loan agreement with the New Jersey Economic Development Authority that is noninterest bearing with payments of $5,672 due monthly through February 2020.  The Company recorded the value of the solar energy equipment at its present value using a discount rate of 5.35%.  The loan is collateralized by the solar energy equipment and first assignment in the solar renewable energy certificates issued by the New Jersey Solar Energy Certificates Program Administrator.  The loan has certain financial covenants.  Management believes that the Company was in compliance with those covenants as of December 31, 2016.

Maturities of long-term debt as of December 31, 2016 were as follows:

Years Ending December 31,

2017	$59,171
2018	62,415
2019	65,837
2020	5,895

$193,318

Note 6 – Union Contract
The Company is party to a union contract, covering approximately 60% of its employees. The contract expires February 28, 2019.
Note 7 – 401(k) Profit Sharing Plan
The Company has a 401(k) profit sharing plan which covers substantially all employees.  The plan provides for eligible employee deferrals not to exceed the maximum amount allowed by the Internal Revenue Service for income tax purposes and a matching contribution from the Company equal to 50% if an eligible participant's contributions not to exceed 6% of the participant's compensation.  The Company's matching contributions for the year ended December 31, 2016 and 2015 were $118,072 and $121,179, respectively.

The Plan also allows for discretionary profit sharing contributions to be made by the Company.  The Company's profit sharing contributions for the year ended December 31, 2016 and 2015 were $297,309 and $267,996, respectively.

Note 8 – Subsequent Events On March 21, 2017, the Company entered into an agreement to be acquired by Dynatronics Corporation.

ANNEX B

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT
REFLECTING THE EFFECT OF THE HII ACQUISITION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On March 21, 2017, Dynatronics Corporation ("Dynatronics" or the "Company") entered into an agreement (the "Asset Purchase Agreement") to acquire substantially all the assets of Hausmann Industries, Inc. ("Hausmann").  At the time of Closing (the "Closing") on April 3, 2017, the purchase price for the Company's acquisition of Hausmann's assets (the "Acquisition") totals approximately $10,000,000, with the final purchase price subject to adjustments as may be required by the Asset Purchase Agreement and indemnification claims, if any (the "Purchase Price").
The following Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended December 31, 2016, and for the year ended June 30, 2016, combine the historical consolidated statements of operations of Dynatronics and Hausmann for those periods, giving effect to the Acquisition as if it had been consummated on July 1, 2015, the beginning of the full year period presented. The following Unaudited Pro Forma Condensed Combined Balance Sheet combines the consolidated balance sheets of Dynatronics and Hausmann, giving effect to the Acquisition as if it had been consummated on December 31, 2016. Dynatronics and Hausmann have year ends that differ by more than 93 days.    Therefore, the historical statement of operations of Hausmann for the twelve months ended June 30, 2016 was calculated by taking the audited statement of operations of Hausmann for the year ended December 31, 2016, subtracting the unaudited statement of operations for the six months ended December 31, 2016, and adding the unaudited statement of operations for the six months ended December 31, 2015 (see Note 7).
The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 805, Business Combinations, with Dynatronics considered as the accounting acquirer and Hausmann as the accounting acquiree. Accordingly, consideration paid by Dynatronics to complete the Acquisition will be allocated to identifiable assets and liabilities of Hausmann based on their estimated fair values as of the closing date of the Acquisition.
As of the date of the Form 8-K/A filing to which these Pro Forma Condensed Combined Financial Statements are attached (the "Form 8-K/A"), Dynatronics has not completed the detailed valuation analysis necessary to arrive at the required estimates of the fair value of Hausmann's assets acquired and the liabilities assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform Hausmann's accounting policies to Dynatronics' accounting policies. A final determination of the fair value of Hausmann's assets and liabilities, including intangible assets with both indefinite or definite lives, will be based on the actual net tangible and intangible assets and liabilities of Hausmann that existed as of the closing date of the Acquisition and, therefore, cannot be made prior to the preparation of the financial statements of Hausmann after Closing. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. Dynatronics has prepared preliminary estimates of the fair value of Hausmann's assets and liabilities based on discussions with Hausmann's management, preliminary valuation analyses and due diligence which are reflected in the Unaudited Pro Forma Condensed Combined Financial Statements.  Any increases or decreases in the fair value of relevant balance sheet amounts upon completion of the final valuations will result in differences from the Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Operations and these differences may be material.
Assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial information (the "pro forma adjustments") are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) with respect to the Unaudited Pro Forma Condensed Combined Statement of Operations, expected to have a continuing impact on the combined results following the Acquisition. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Acquisition occurred on the date indicated. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the combined company following the Acquisition.

These Unaudited Pro Forma Condensed Combined Financial Statements have been derived from, and should be read in conjunction with:

•
The unaudited condensed consolidated financial statements of Dynatronics as of and for the six-month period ended December 31, 2016, as contained in its Quarterly Report on Form 10-Q filed on February 14, 2017;

•	The audited consolidated financial statements of Dynatronics as of and for the year ended June 30, 2016, as contained in its Annual Report on Form 10-K filed on September 28, 2016; and

•	The audited financial statements of Hausmann as of and for the years ended December 31, 2016 and 2015, attached as an exhibit to Form 8-K of Dynatronics filed on April 4, 2017.
The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or any future cost savings from combined operations pursuant to the Acquisition. Although Dynatronics believes that there will be integration costs and that cost savings will be realized following the Acquisition, there can be no assurance that these costs savings will be achieved in full or at all. In addition, the Unaudited Pro Forma Condensed Combined Statements of Operations do not include other one-time costs directly attributable to the Acquisition or professional fees incurred by Dynatronics or Hausmann pursuant to provisions contained in the Asset Purchase Agreement as those costs are not considered part of the Purchase Price nor are they expected to have a continuing impact on the combined company.
To effect this transaction, approximately $2,800,000 was provided from a loan facility with Bank of the West and approximately $7,800,000 ($7,200,000, net of issuance costs) was provided through the issuance of approximately 1,559,000 units, with each unit comprised of one share of Common Stock, one share of Series B Convertible Preferred Stock and warrants to purchase 1.5 shares of Common Stock.

Dynatronics Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
Six Months Ended December 31, 2016

	Historical Hausmann (3)	Historical Dynatronics	Reclassifications (1)	Acquisition & Financing Adjustments (2)	Note References		Pro Forma Combined
Net sales	$7,600,477	$16,876,089	$-	$-			$24,476,566
Cost of sales	5,444,042	11,008,094	-	-			16,452,136
Gross profit	2,156,435	5,867,995	-	-			8,024,430
Operating Expenses
Selling, general and administrative	1,713,059	5,615,594	5,855	244,000	6a, 6h, 6i, 6	k	7,578,508
Research and development	21,333	588,360	-	-			609,693
Depreciation	5,855	-	(5,855)	-			-
Total operating expenses	1,740,247	6,203,954	-	244,000			8,188,201
Operating Income (Loss)	416,188	(335,959)	-	(244,000)			(163,771)
Other Income (Expense)
Interest expense	(6,109)	(123,092)	-	(52,000)	6	b	(181,201)
Interest income	-	364	-	-			364
Other, net	87,007	77,735	-	-			164,742
Total other income (expense), net	80,898	(44,993)	-	(52,000)			(16,095)
Income (Loss) Before Income Taxes	497,086	(380,952)	-	(296,000)			(179,866)
Income tax expense	-	-	-	-			-
Net Income (Loss)	497,086	(380,952)	-	(296,000)			(179,866)
Deemed preferred stock dividends	-	(375,858)	-	-			(375,858)
Stock dividends	-	(177,777)	-	(173,000)	6	e	(350,777)
Net Income (Loss) Attributable to Common Stockholders	$497,086	$(934,587)	$-	$(469,000)			$(906,501)
Earnings (Loss) per Share-Basic		$(0.33)					$(0.21)
Earnings (Loss) per Share-Diluted		$(0.33)					$(0.21)

Weighted Average Shares Outstanding-Basic		2,861,299		1,559,000	6	f	4,420,299
Weighted Average Shares Outstanding-Diluted		2,861,299		1,559,000	6	f	4,420,299

(1)	See Note 3 to the Unaudited Pro Forma Condensed Combined Financial Statements
(2)	See Note 6 to the Unaudited Pro Forma Condensed Combined Financial Statements
(3)	See Note 7 to the Unaudited Pro Forma Condensed Combined Financial Statements

Dynatronics Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended June 30, 2016

	Historical Hausmann (3)	Historical Dynatronics	Reclassifications (1)	Acquisition & Financing Adjustments (2)	Note References		Pro Forma Combined
Net sales	$14,966,557	$30,411,757	$-	$-			$45,378,314
Cost of sales	10,570,015	20,057,614	-	-			30,627,629
Gross profit	4,396,542	10,354,143	-	-			14,750,685
Operating Expenses
Selling, general and administrative	3,380,254	10,978,606	20,902	588,000	6a, 6h, 6i, 6	k	14,967,762
Research and development	46,321	1,070,383	-	-			1,116,704
Depreciation	20,902	-	(20,902)	-			-
Total operating expenses	3,447,477	12,048,989	-	588,000			16,084,466
Operating Income (Loss)	949,065	(1,694,846)	-	(588,000)			(1,333,781)
Other Income (Expense)
Interest expense	(13,551)	(289,149)	-	(104,000)	6	b	(406,700)
Interest income	-	2,885	-	-			2,885
Other, net	103,625	14,298	-	-			117,923
Total other income (expense), net	90,074	(271,966)	-	(104,000)			(285,892)
Income (Loss) Before Income Taxes	1,039,139	(1,966,812)	-	(692,000)			(1,619,673)
Income tax benefit (expense)	-	64,551	-	-			64,551
Net Income (Loss)	1,039,139	(1,902,261)	-	(692,000)			(1,555,122)
Deemed preferred stock dividends	-	-	-	(1,600,000)	6	d	(1,600,000)
Stock dividends	-	(372,291)	-	(346,000)	6	e	(718,291)
Net Income (Loss) Attributable to Common Stockholders	$1,039,139	$(2,274,552)	$-	$(2,638,000)			$(3,873,413)
Earnings (Loss) per Share-Basic		$(0.84)					$(0.91)
Earnings (Loss) per Share-Diluted		$(0.84)					$(0.91)

Weighted Average Shares Outstanding-Basic		2,706,424		1,559,000	6	f	4,265,424
Weighted Average Shares Outstanding-Diluted		2,706,424		1,559,000	6	f	4,265,424

(1)	See Note 3 to the Unaudited Pro Forma Condensed Combined Financial Statements
(2)	See Note 6 to the Unaudited Pro Forma Condensed Combined Financial Statements
(3)	See Note 7 to the Unaudited Pro Forma Condensed Combined Financial Statements

Dynatronics Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2016

	Historical Hausmann (1)	Historical Dynatronics	Acquisition & Financing Adjustments (1)	Note References		Pro Forma Combined
Assets:
Cash and cash equivalents	$443,928	$1,665,739	$(443,928)	6	g	$1,665,739
Accounts receivable, net	1,911,961	3,384,968	-			5,296,929
Other receivables	-	39,501	-			39,501
Inventories, net	1,934,113	5,584,635	-			7,518,748
Prepaid expenses and other	167,725	430,751	-			598,476
Total current assets	4,457,727	11,105,594	(443,928)			15,119,393
Property and equipment, net	684,219	4,569,570	(83,219)	6a, 6	h	5,170,570
Intangible assets, net	-	144,783	2,000,000	6	a	2,144,783
Goodwill	-	-	4,620,838	5		4,620,838
Other assets	-	538,891	-			538,891
Total assets	$5,141,946	$16,358,838	$6,093,691			$27,594,475

Liabilities and Stockholders' Equity:
Liabilities:
Current portion of long-term debt	$59,171	$134,351	$(59,171)	6	b	$134,351
Current portion of capital leases	-	188,487	-			188,487
Current portion of deferred gain	-	150,448	-			150,448
Loan Facility	-	-	2,800,000	6	b	2,800,000
Warranty reserve	-	151,579	-			151,579
Accounts payable	656,337	2,792,693	-			3,449,030
Accrued expenses	579,300	286,460	-			865,760
Accrued payroll and benefits expense	-	894,743	-			894,743
Income tax payable	-	3,961	-			3,961
Total current liabilities	1,294,808	4,602,722	2,740,829			8,638,359
Long-term debt, net of current portion	134,147	471,884	(134,147)	6	b	471,884
Capital lease, net of current portion	-	3,185,989	-			3,185,989
Deferred gain, net of current portion	-	1,755,225	-			1,755,225
Deferred rent	-	104,417	-			104,417
Total liabilities	1,428,955	10,120,237	2,606,682			14,155,874

Commitments and Contingencies

Stockholders' Equity:
Preferred stock	-	4,636,706	3,600,000	6	j	8,236,706
Common stock	537,821	7,826,646	3,062,179	6	j	11,426,646
Additional paid-in capital	-	-	-			-
Retained Earnings/(Accumulated deficit)	3,175,170	(6,224,751)	(3,175,170)	6	j	(6,224,751)
Total equity	3,712,991	6,238,601	3,487,009			13,438,601
Total liabilities and equity	$5,141,946	$16,358,838	$6,093,691			$27,594,475

(1)	See Notes 5 and 6 to the Unaudited Pro Forma Condensed Combined Financial Statements

Dynatronics Corporation
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)
Note 1 - Description of Acquisition
On March 21, 2017, Dynatronics Corporation ("Dynatronics" or the "Company") entered into an agreement (the "Asset Purchase Agreement") to acquire substantially all the assets of Hausmann Industries, Inc. ("Hausmann").  At the time of Closing (the "Closing") on April 3, 2017, the purchase price for the Company's acquisition of Hausmann's assets (the "Acquisition") totals approximately $10,000,000, with the final purchase price subject to adjustments as may be required by the Asset Purchase Agreement and indemnification claims, if any (the "Purchase Price").
Note 2 - Basis of Presentation
The Unaudited Pro Forma Condensed Combined Financial Statements are prepared in accordance with Article 8, rule 8-05, of the Securities and Exchange Commission Regulation S-X. The historical financial information has been adjusted to give effect to the transactions that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the Unaudited Pro Forma Condensed Combined Statements of Operations, expected to have a continuing impact on the operating results of the combined company. The historical information of Dynatronics and Hausmann is presented in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"), except that it does not contain all of the footnote disclosures normally required by U.S. GAAP.
Note 3 - Reclassifications and Conforming Accounting Policies and Classifications
The Unaudited Pro Forma Condensed Combined Statements of Operations reflect an adjustment to reclassify depreciation expense (not related to production) into selling, general and administrative expense in order to conform the presentation of Hausmann's financial results to that of Dynatronics.
At this time, Dynatronics is not currently aware of any additional differences that would have a material impact on the Unaudited Pro Forma Condensed Combined Financial Statements. Following the Acquisition, Dynatronics will conduct a review of Hausmann's accounting policies in an effort to determine if any further differences require reclassification of Hausmann's results of operations or reclassification of assets or liabilities to conform to Dynatronics' accounting policies and classifications. As a result of that review, Dynatronics may identify differences between the accounting policies and classifications of the two companies that, when conformed, could have a material impact on these Unaudited Pro Forma Condensed Combined Financial Statements.
Note 4 - Calculation of Preliminary Estimated Purchase Price and Transaction Financing
The Acquisition was financed with a combination of net proceeds from the issuance of 1,559,000 units, with each unit comprised of one share of Common Stock, one share of Series B Convertible Preferred Stock and  a warrant to purchase 1.5 shares of Common Stock, and borrowings.  On March 31, 2017, Dynatronics entered into a loan and security agreement to receive up to approximately $8,000,000 on a Committed Loan Facility (the "Loan Facility") to partially fund the Acquisition and to provide operating capital. The maturity of the Loan Facility is two years. The Loan Facility has customary market-based financial and operating covenants.
For purposes of the Unaudited Pro Forma Condensed Combined Financial Statements approximately $10,000,000 of total estimated consideration will be financed from the following sources: approximately $7,200,000 from a common stock, convertible preferred stock and common stock warrant offering (net of issuance costs) and approximately $2,800,000 of debt (net of issuance costs) under the Loan Facility.
Note 5 - Preliminary Estimated Purchase Price Allocation
Under the acquisition method of accounting, the total purchase price, which equals fair value, is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of the acquisition.
Dynatronics has performed a preliminary estimate of the fair market value of Hausmann's tangible and intangible assets and liabilities.

The table below represents management's preliminary estimated fair value allocation of the total estimated consideration to Hausmann's tangible and intangible assets and liabilities as of December 31, 2016:
Total consideration	$10,000,000
Tangible net assets acquired	(3,379,162)
Identifiable intangible assets acquired	(2,000,000)
Consideration allocated to goodwill	$4,620,838
This preliminary estimated purchase price allocation has been used to prepare pro forma adjustments in these Unaudited Pro Forma Condensed Combined Financial Statements. Upon completion of the fair value assessment after the Closing, it is anticipated that the final purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of assets and liabilities that are made within the measurement period, which will not exceed one year from the Closing, will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.
Note 6 - Pro Forma Adjustments
The Unaudited Pro Forma Condensed Combined Statements of Operations do not include any material non-recurring charges directly attributable to the Acquisition that will arise in subsequent periods. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities including any benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Acquisition. The Unaudited Pro Forma Condensed Combined Financial Statements reflect the following adjustments:
(a) Tangible and Intangible Assets – Fair Value Adjustments
The preliminary valuation identified a total fair value of $601,000 for the property and equipment acquired.  The net carrying value, at cost, of the Hausmann property and equipment acquired by Dynatronics totaled approximately $414,000 at December 31, 2016, which resulted in a pro forma fair value increase of approximately $187,000 to property and equipment.  This increase in fair value resulted in additional depreciation expenses totaling $13,000 and $27,000 for the six months ended December 31, 2016 and year ended June 30, 2016.  Also see Note 6(h) below.
The preliminary valuation identified intangible assets consisting of customer relationships, covenant not to compete and trademarks/tradenames. The fair value of acquired intangible assets was estimated by management at $2,000,000.  The calculation of these fair values is preliminary and subject to change.
The following table summarizes the estimated fair values of Hausmann's identifiable intangible assets and their estimated useful lives and uses a straight-line method of amortization:
	Estimated Fair Value	Estimated Useful Life in Years	Six Months Ended December 31, 2016	Year Ended June 30, 2016
Customer relationships	$1,000,000	10	$50,000	$100,000
Covenant not to compete	200,000	5	20,000	40,000
Trademarks/tradenames	800,000	10	40,000	80,000
Pro forma adjustments to intangible assets	$2,000,000		110,000	220,000

(b) Debt and Interest Expense
At the Closing of the Acquisition, Hausmann had $193,318 of debt that will not be assumed by Dynatronics.  The Loan Facility provides approximately $2,800,000 to partially finance the transaction.  These items are reflected as adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as follows:
Debt
Hausmann debt - not assumed	$(193,318)
Increase for borrowing under Loan Facility (net of issuance costs)	2,800,000
Pro forma adjustments to debt	$2,606,682
The Loan Facility is expected to bear interest at LIBOR plus 2.25% (totaling 4.05% at Closing).
The Unaudited Pro Forma Condensed Combined Statements of Operations reflect an adjustment to interest expense related to the Loan Facility for the six months ended December 31, 2016 and year ended June 30, 2016, of approximately $57,000 and $114,000, respectively. It also includes an adjustment to eliminate Hausmann's historical interest expense of approximately $5,000 and $10,000, for the six months ended December 31, 2016 and year ended June 30, 2016, respectively, as Hausmann's debt will not be assumed at Closing. Adjustments to interest expense in the Unaudited Pro Forma Condensed Combined Statements of Operations consist of the following:
Interest Expense	Six Months Ended December 31, 2016	Year Ended June 30, 2016
Hausmann debt - not assumed	$(5,000)	$(10,000)
New borrowing under Loan Facility	57,000	114,000
Pro forma adjustments to interest expense	$52,000	$104,000
(c) Income Tax Expense/Benefit
Prior to the Acquisition, Hausmann was not required to provide for income taxes as it was treated as a pass-through entity for U.S. federal and state income tax purposes. Federal and state income taxes were assessed at the owner level and each owner was liable for its own tax payments.  The Pro Forma Unaudited Statement of Operations do not reflect an adjustment to income tax expense/benefit for the six months ended December 31, 2016 and the year ended June 30, 2016 because the combined operations generated a loss.  No deferred income tax asset is recorded because the accounting criteria to record such assets has not been met.
(d) Deemed Preferred Stock Dividend Associated with Beneficial Conversion Feature
Reflects deemed dividends associated with the issuance of convertible preferred stock with a beneficial conversion feature of approximately $1,600,000 for the year ended June 30, 2016.
(e) Preferred Stock Dividends paid in Common Stock
Reflects preferred stock dividends paid in common stock with respect to the convertible preferred stock of approximately $173,000 and $346,000 for the six months ended December 31, 2016 and the year ended June 30, 2016, respectively.
(f) Loss Per Share
Reflects an adjustment to increase basic and diluted weighted average shares in connection with the issuance of 1,559,000 common shares in the offering.  Preferred shares and common stock warrants issued as part of the offering are not included as they would be anti-dilutive.

(g) Cash
Represents adjustments to cash to reflect estimated cash receipts and payments related to the Acquisition, as follows:

Receipts:
Issuance of debt, net of issuance costs	$2,800,000
Issuance of common and preferred stock, net of issuance costs	7,200,000
Payments:
Distribution of Cash on hand to Seller	(443,928)
Cash consideration for acquisition	(10,000,000)
Net pro forma adjustments to cash and cash equivalents	$(443,928)
(h) Building and Lease Expense
The building and related improvements will not be acquired, but will be leased by Dynatronics.  The building had been fully depreciated prior to July 1, 2015, so no adjustment is needed to remove the net book value of the building at December 31, 2016, or related depreciation expense for the six months and year ended December 31, 2016 and June 30, 2016, respectively. However, the building improvements were not fully depreciated at July 1, 2015.  This pro forma entry reflects an adjustment to remove the net book value of the building improvements of approximately $270,000 at December 31, 2016.  Also, an adjustment to remove depreciation expense of approximately $6,000 and $12,000 and add lease expense of approximately $180,000 and $360,000 for the six months ended December 31, 2016 and the year ended June 30, 2016, respectively.
(i) Transaction Expenses
Reflects an adjustment of approximately $53,000 and $7,000 to remove transaction expenses recorded for the six months ended December 31, 2016 and the year ended June 30, 2016, respectively.
(j) Stockholders' Equity
Reflects the issuance of approximately $3,600,000 of preferred stock (net of issuance costs) and $3,600,000 of common stock (net of issuance costs).  Additionally, reflects the elimination of the historical common stock and retained earnings of Hausmann of $537,821 and $3,175,170, respectively, at Closing.
(k) Summary of Pro Forma Adjustments Affecting Selling, General and Administrative Expenses
The table below summarizes all the pro forma entries, outlined above, that affect selling, general and administrative expenses for the six months ended December 31, 2016 and year ended June 30, 2016:

Selling, General and Administrative Expenses	Six Months Ended December 31, 2016	Year Ended June 30, 2016
Add:
Amortization Expense	$110,000	$220,000
Building lease expense	180,000	360,000
Depreciation Expense	13,000	27,000
Remove:
Building improvements depreciation expense	(6,000)	(12,000)
Transaction Related Expense	(53,000)	(7,000)
Net pro forma adjustments to selling, general and administrative expenses	$244,000	$588,000

Note 7 - Basis of the Hausmann Statements of Operations within the Unaudited Pro Forma Condensed Combined Financial Statements
For the purposes of the Unaudited Pro Forma Condensed Consolidated Financial Statements, information for Hausmann has been obtained from the audited financial statements of Hausmann for the years ended December 31, 2016 and 2015, and the unaudited condensed financial statements for the six months ended June 30, 2016 and December 31, 2015.  Hausmann's unaudited statement of operations for the year ended June 30, 2016 has been constructed as follows:

	Year Ended December 31, 2016	Six Months Ended December 31, 2016	Six Months Ended June 30, 2016	Six Months Ended December 31, 2015	Year Ended June 30, 2016
	(a)	(b)	(c) = (a) – (b)	(d)	(e) = (c) + (d)
Net sales	$14,835,125	$7,600,477	$7,234,648	$7,731,909	$14,966,557
Cost of sales	10,627,238	5,444,042	5,183,196	5,386,819	10,570,015
Gross profit	4,207,887	2,156,435	2,051,452	2,345,090	4,396,542
Operating Expenses
Selling, general and administrative	3,335,839	1,713,059	1,622,780	1,757,474	3,380,254
Research and development	43,064	21,333	21,731	24,590	46,321
Depreciation	11,710	5,855	5,855	15,047	20,902
Total operating expense	3,390,613	1,740,247	1,650,366	1,797,111	3,447,477
Operating Income	817,274	416,188	401,086	547,979	949,065
Other Income (Expense)
Interest expense	(12,217)	(6,109)	(6,108)	(7,443)	(13,551)
Other, net	134,819	87,007	47,812	55,813	103,625
Total other, net	122,602	80,898	41,704	48,370	90,074
Income Before Income Taxes	939,876	497,086	442,790	596,349	1,039,139
Income tax expense	-	-	-	-	-
Net Income	$939,876	$497,086	$442,790	$596,349	$1,039,139

DYNATRONICS CORPORATION
ATTN: JIM OGILVIE
7030 PARK CENTRE DRIVE
COTTONWOOD HEIGHTS, UT 84121

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #